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                                                                     EXHIBIT 4.1



                        SECURITIES PURCHASE AGREEMENT

    SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 6, 1997, by and among ACCENT SOFTWARE INTERNATIONAL LTD., a corporation organized under the laws of Israel (the "COMPANY"), with headquarters located at 28 Pierre Koenig Street, P.O. Box 53063, Jerusalem 91530 Israel and the purchasers (the "PURCHASERS") set forth on the execution page hereof (the "EXECUTION PAGE").

    WHEREAS:

    A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT");

    B. The Purchasers desire to purchase, in the aggregate, upon the terms and conditions stated in this Agreement, (i) at the First Closing (as defined below) (a) 6% Convertible Debentures of the Company in the aggregate principal amount of $4,000,000, in the form attached hereto as Exhibit A (the "DEBENTURES"), convertible into the Company's ordinary shares, nominal value NIS .01 per share (the "COMMON STOCK") and (b) warrants, in the form attached hereto as EXHIBIT B (the "WARRANTS") to acquire 800,000 shares of Common Stock and (ii) at the Second Closing (as defined below) (a) 1,750 Preferred Shares (as defined below) and (b) Warrants to acquire 350,000 shares of Common Stock. The shares of Common Stock issuable upon conversion of the Debentures and the Preferred Shares or otherwise pursuant to the terms thereof are referred to herein as the "CONVERSION SHARES", the shares of Common Stock issuable upon exercise of the Warrants or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES" and the Debentures, Preferred Shares Warrants, Conversion Shares and Warrant Shares are collectively referred to herein as the "SECURITIES."

    C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

    NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

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1.  PURCHASE AND SALE OF THE DEBENTURES, PREFERRED SHARES AND WARRANTS.

    a.   PURCHASE OF DEBENTURES, PREFERRED SHARES AND WARRANTS.   On the
Closing Dates (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, the principal amount of Debentures or number of Preferred Shares (as the case may be) and such number of Warrants as is set forth on the signature page hereto executed by such Purchaser. The aggregate purchase price (the "PURCHASE PRICE") of the Securities and Warrants shall be equal to Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000.00). The issuance and sale of the Securities and Warrants shall take place in two (2) separate closings, the first of which is hereinafter referred to as the "FIRST CLOSING" and the second of which is referred to as the "SECOND CLOSING." Subject to the satisfaction (or waiver) of the conditions thereto set forth below (i) at the First Closing, the Company shall issue to the Purchasers Debentures in the aggregate principal amount of $4,000,000 and Warrants to purchase 800,000 shares of Common Stock for a purchase price of $4,000,000 and (ii) at the Second Closing, the Company shall issue to the Purchasers 1,750 Preferred Shares and Warrants to purchase 350,000 shares of Common Stock for a purchase price of $1,750,000.

    b. FORM OF PAYMENT. On the Closing Dates, each Purchaser shall pay the aggregate Purchase Price for the Securities being purchased by such Purchaser on such Closing Date by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed Debentures, Preferred Shares and Warrants being purchased by such Purchasers and the Company shall deliver such Debentures, Preferred Shares and Warrants against delivery of such aggregate Purchase Price.

    c. CLOSING DATES. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Securities (the "CLOSING DATES") pursuant to this Agreement shall be (i) in the case of the First Closing, 12:00 noon Eastern Daylight Savings Time on November 6, 1997 and (ii) in the case of the Second Closing, 12:00 noon Eastern Daylight Savings Time on the third business day following notification of satisfaction (or waiver) of the conditions to such closing set forth in Section 7 below, or such other time as may be mutually agreed upon by the Company and the Purchasers. The closing shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

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    d.   EXCHANGE OF DEBENTURES FOR PREFERRED STOCK.  In accordance with and subject to satisfaction of the terms and conditions of Article X.O of the Debenture, the Company may on or prior to that date which is ninety days after the date hereof, require the Purchasers to exchange all but not less than all of the Debentures then held thereby for shares of Series B Convertible Preferred Stock, nominal value NIS .01 per share of the Company (the "PREFERRED SHARES") having the rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit D (the "CERTIFICATE OF DESIGNATION"). The Company shall, by virtue of exchanging Preferred Shares for Debentures, make to the Purchasers as of the date of such exchange, all representations and warranties contained in Section 3 hereof.

2.  PURCHASER'S REPRESENTATIONS AND WARRANTIES

    Each Purchaser severally, and not jointly, represents and warrants to the Company as set forth in this Section 2. Purchasers make no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by Purchasers to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement:

    a. INVESTMENT PURPOSE. Each Purchaser is purchasing the Securities for Purchaser's own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Each Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, each Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

    b. ACCREDITED INVESTOR STATUS. Each Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D.

    c. RELIANCE ON EXEMPTIONS. Each Purchaser understands that the Debentures, Preferred Shares and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of Purchasers to acquire the Debentures, Preferred Shares and Warrants.

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    d.   INFORMATION.  Each Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures, Preferred Shares and Warrants which have been specifically requested by such Purchaser or its counsel. Each Purchaser and its counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what such Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or its counsel or any of its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Each Purchaser understands that such Purchaser's investment in the Securities involves a high degree of risk.

    e. GOVERNMENTAL REVIEW. Each Purchaser understands that no United States or Israeli federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

    f. TRANSFER OR RESALE. Each Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) an exemption from such registration is available, or (c) each Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (d) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144") or (e) sold or transferred to an affiliate of such Purchaser; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

    g. LEGENDS. Each Purchaser understands that the Debentures, Preferred Shares and Warrants and, until such time as the Conversion Shares and the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchasers pursuant to Rule 144, the certificates for the Conversion Shares and Warrants Shares may bear a restrictive legend in substantially the following form:

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold, in the absence of an effective registration statement for the securities under applicable securities laws or unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

    The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule
144. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to each Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) above has not been rendered and each Purchaser shall cooperate in the prompt replacement of such legend. Such legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) above.

    h. AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of each Purchaser and are valid and binding agreements of each Purchaser enforceable in accordance with their terms.

    i. RESIDENCY. Each Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to each Purchaser that:

    a. ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities; (ii) the ability of the Company to perform its obligations

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hereunder, the Debentures, the Preferred Shares, the Certificate of
Designation, the Warrants or the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

    b. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue and sell the Debentures, the Preferred Shares and Warrants in accordance with the terms hereof, and to issue the Conversion Shares in accordance with the terms of the Debentures, the Certificate of Designation and the Warrant Shares in accordance with the terms of the Warrants; (ii) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Debentures, the Preferred Shares, the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and, no further consent or authorization of the Company, its Board or Directors, or its shareholders is required (under Rule 4460(i) promulgated by the National Association of Securities Dealers or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement, such agreement will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

    c. CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures, the Preferred Shares or Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Debentures, the Preferred Shares and Warrants is set forth on SCHEDULE 3(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as otherwise specifically provided for in this Agreement or disclosed on SCHEDULES 3(c) OR 3(r) no shares of capital stock of the Company (including the Conversion Shares and Warrant Shares) are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on SCHEDULE 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on SCHEDULE 3(C), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement or the Debentures, the Preferred Shares,

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the Certificate of Designation or Warrants.  The Company has furnished to each Purchasers true and correct copies of the Company's Memorandum of Association as in effect on the date hereof (the "MEMORANDUM"), the Company's Articles of Association as in effect on the date hereof (the "ARTICLES" and collectively with the Memorandum the "ORGANIZATIONAL DOCUMENTS") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company.

    d. ISSUANCE OF SHARES. The Conversion Shares and Warrant Shares are, and the Preferred Shares, if issued, will be, duly authorized and reserved for issuance. Upon such issuance of the Preferred Shares, conversion of the Preferred Shares in accordance with the terms thereof and the exercise of the Warrants in accordance with the terms thereof, as the case may be, the Preferred Shares, Conversion Shares and Warrant Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

    e. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under this Agreement, the Debentures, the Certificate of Designation and Warrants, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Debentures, the Preferred Shares, the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Organizational Documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which they are bound, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which they are bound, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights

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Agreement or as set forth on SCHEDULE 3(E) hereto, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures, the Certificate of Designation or the Warrants, in each case in accordance with the terms hereof or thereof.
 The Company has fully disclosed to the Purchasers all communications and correspondence it had had with NASDAQ regarding the Company's violation of the listing requirements of The Nasdaq Stock Market ("NASDAQ").

    f. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since December 31, 1993, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing, filed prior to the date hereof and after December 31, 1993, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to the Purchasers true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be updated or amended under applicable law. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and
(ii) individually or in the aggregate, are not material to the financial
condition or operating results of the Company.   The SEC Documents contain a
complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "CONTRACT"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse
Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect.

    g. ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company except as disclosed in SCHEDULE 3(g) or in the SEC Documents filed prior to the date hereof.

    h. ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents filed prior to the date hereof or on SCHEDULE 3(h) hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or any of such other documents. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

    i. INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as set forth on SCHEDULE 3(i) hereto, neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing. The Company and its subsidiaries have complied, in all material respects, with its respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

    j. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

    k. DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

    l. ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF THE DEBENTURES, PREFERRED SHARES AND WARRANTS. The Company acknowledges and agrees that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transactions contemplated hereby and the relationship between the Company and the Purchaser's are "arms length" and that any statement made by the Purchasers, or any of their representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of the Debentures, Preferred Shares and Warrants and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchasers that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

    m. FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

    n. NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "GENERAL SOLICITATION," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

    o. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offerers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of the Company for purposes of the Securities Act or any applicable shareholder approval provisions.

    p. NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Cardinal Capital Management, Inc. and The Shemano Group whose commissions and fees will be paid for by the Company.

    q. ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Debentures, Preferred Shares and Warrant Shares issuable upon exercise of the Warrants may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executives have studied and fully understand the nature of the securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares in accordance with the terms of the Debentures, Certificate of Designation and Warrant Shares in accordance with the terms of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other shareholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Debentures, Preferred Shares and Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its shareholders.

    r. TITLE. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(r) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

    s. TAX STATUS. Except as set forth on SCHEDULE 3(s), the Company and each of its subsidiaries has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

    t. KEY EMPLOYEES. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in SCHEDULE 3(t). No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. Except as set forth on SCHEDULE 3(t), no Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries. "Key Employee" means each of the employees set forth on SCHEDULE 3(t) hereto.

    u. ENVIRONMENTAL LAWS. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

    v. INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

    w. REGULATORY PERMITS. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

    x. INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    y. NO MATERIALLY ADVERSE CONTRACTS, ETC.. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgement, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

    z. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 3(z) and in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(z), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee, or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

    aa. SIDE LETTERS. Other than that certain term sheet relating to the transactions contemplated hereby, the Company is not a party to any side letter, agreement, contract, transaction, commitment or arrangement with any purchaser of the Company's preferred stock in connection with, relating to or arising from or affecting in any material way the purchase of the Securities hereunder.

4.  COVENANTS.

    a. BEST EFFORTS. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement, including without limitation, obtaining the consents, approvals, authorizations and orders set forth on SCHEDULE 3(e) hereto.

    b. SECURITIES LAW. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers on or prior to the date of the Closing. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within fifteen (15) days of the date of the Closing. The Company shall, on or before each Closing Date take such action as the Company shall reasonably determine is necessary to sell the Securities to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Dates.

    c. REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

    d. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities and Warrants as set forth in SCHEDULE 4(D).

    e. ADDITIONAL EQUITY CAPITAL; RIGHT OF FIRST OFFER. The Company agrees that the Company will not, other than a Permitted Transaction (as defined below), without the prior written consent of holders (or their designated agent) holding two-thirds of the principal amount of Debentures then outstanding and the face amount of the Preferred Shares then outstanding at the time of determination, offer or contract (including by amendment or modification of any existing contract) with any party to obtain additional equity financing (including any debt financing with an equity component) ("FUTURE OFFERINGS") in any form which provide for registration rights or public resale rights during the period beginning on the date hereof and ending 180 days after the date hereof (the "LOCK-UP PERIOD"). In addition, the Company will not, other than a Permitted Transaction, without the prior written consent of holders (or their designated agent) holding two-thirds of the Debentures or Preferred Shares outstanding at the time of determination, conduct any offering or sale or enter into any agreement to conduct a sale of any of its Common Stock or securities which are convertible into or exchangeable or exercisable for Common Stock based on a sales, conversion, exchange or exercise price calculated as a discount of greater than fifteen percent (15%) to the trading price of the Common Stock during a specified period (a "DISCOUNT OFFERING"); PROVIDED, HOWEVER, such limitations shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule 3(c) hereto. "PERMITTED TRANSACTION" shall mean the offer or sale or entering into an agreement on or after 120 days after the date hereof to conduct a sale of Common Stock based on a sales price calculated as a discount of not more than fifteen percent (15%) to the trading price of the Common Stock (or without such a discount) during a specified period for a purchase price of not more than Two Million Dollars ($2,000,000).

    f. EXPENSES. The Company shall pay to each Purchaser, or at their direction, at the Closing reimbursement for the expenses reasonably incurred by them and their affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, such Purchaser's and its affiliates' and advisors' reasonable due diligence and attorneys' fees and expenses (the "EXPENSES"). In addition, from time to time thereafter, upon any Purchaser's written request, the Company shall pay to the Purchasers such additional Expenses, if any, not covered by such payment, in each case to the extent reasonably incurred by the Purchasers.

    g. FINANCIAL INFORMATION. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

    h. RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Debentures, Preferred Shares and exercise of the Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith and as otherwise required by the Debentures, the Certificate of Designation or the Warrants. The Company shall not reduce the number of shares reserved for issuance upon conversion of the Debentures, Preferred Shares and exercise of the Warrants without the consent of the holders holding two-thirds of the principal amount of Debentures then outstanding and face amount of Preferred Shares then outstanding; PROVIDED, HOWEVER, the Company may reduce the number of shares so reserved without obtaining such consent in the event of a reverse stock split or similar transaction, in an amount so that the number of shares so reserved after such transaction divided by the number of shares issued and outstanding equals the number of shares reserved prior to such transaction divided by the number of shares issued and outstanding.

    i. LISTING. The Company shall within two (2) business days of the date hereof file an application, and shall thereafter use its best efforts, to promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Debentures, Preferred Shares and exercise of the Warrants. The Company will use its best efforts to continue the listing and trading of its Common Stock on the NASDAQ, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. In the event the Common Stock is delisted from trading on the NASDAQ, the NYSE or the AMEX and the Common Stock is not eligible for listing on any such exchange or system, the Company shall, with the written consent of the Purchasers, use its best efforts to cause the Common Stock to be eligible for trading on the over-the-counter bulletin board at the earliest practicable date and remain eligible for trading while any Debentures, Preferred Shares or Warrants are outstanding. The Company shall promptly provide to each holder of Debentures or Preferred Shares copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market or, if applicable, any securities exchange (including the NASDAQ) on which securities of the same class or series issued by the Company are then listed or quoted, if any.

    j. CORPORATE EXISTENCE. So long as the Purchasers beneficially own any Debentures, Preferred Shares or Warrants, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Corporation shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Debentures, the Certificate of Designation, Warrants and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Debentures, Preferred Shares and exercise of all Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the NASDAQ, NYSE or AMEX.

    k. NO INTEGRATED OFFERINGS. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of Securities to be integrated with any other offering of securities by the Company for purposes of NASDAQ Rule 4460(i).

    l. INTENTIONAL ACTS OR OMISSIONS. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

    m. HEDGING TRANSACTIONS. The Company understands that some or all of the Purchasers are so-called "hedge" funds and the Company hereby expressly agrees that each Purchaser shall not (except to the extent expressly provided herein to the contrary) in any way be prohibited or restricted from any purchases or sales of any securities of, or related to, the Company, including, without limitation, short sales and hedging and arbitrage transactions.

    n. LOCK-UP LETTER. The Company shall cause Todd Oseth to execute and deliver to the Purchasers at the Closing a Lock-Up Letter in the form attached hereto as EXHIBIT E.

    o. TRANSACTIONS WITH AFFILIATES. So long as (i) any Debentures, Preferred Shares or Warrants are outstanding or (ii) any Purchaser owns Conversion Shares or Warrant Shares with a market value equal to or greater than $50,000, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns 5% or more beneficial interest (each, a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof, means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

5.  TRANSFER AGENT INSTRUCTIONS.

    a. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Debentures, Preferred Shares and exercise of the Warrants, as the case may be. To the extent and during the periods provided in Section 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

    b. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the Conversion Shares or Warrant Shares prior to registration thereof under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of applicable securities law.

    c. If (a) the Purchasers provide the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable costs of which shall be borne by Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or (b) the Purchasers provide the Company with reasonable assurances that such Securities may be sold pursuant to Rule 144 or the Purchasers transfer Securities to an affiliate, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser.

    d. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Purchasers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

    The obligation of the Company hereunder to issue and sell the Debentures and Warrants to the Purchasers hereunder at the First Closing and the Preferred Shares and Warrants to the Purchasers hereunder at the Second Closing, as applicable, is subject to the satisfaction, at or before the Closing Date in respect of such closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

    a. The Purchasers shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

    b. The Purchasers shall have delivered the Purchase Price for the Securities and Warrants in accordance with Section 1(b) above.

    c. The representations and warranties of the Purchasers shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to each Closing Date.

    d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

    e. The Company shall have received all consents, authorizations, approvals and orders necessary to enter into this Agreement and consummate the transactions contemplated hereby, all of which are set forth on SCHEDULE 3(E) hereto.

7.  CONDITIONS TO EACH PURCHASERS' OBLIGATION TO PURCHASE.

    The obligation of the Purchasers hereunder to purchase the Debentures and Warrants to be purchased by it at the First Closing and the Preferred Shares and Warrants to be purchased by it at the Second Closing, as applicable, is subject to the satisfaction, at or before each Closing Date in respect of such closing, of each of the following conditions, provided that these conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion:

     (i) With respect to the First Closing and the Second Closing:

         a. The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Purchasers.

         b. The Company shall have delivered to the Purchasers duly executed Debentures, Preferred Shares and Warrants (in such denominations as the Purchasers shall request) being so purchased by the Purchasers in accordance with Section 1(b) above.

         c. The Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASDAQ.

         d. The representations and warranties of the Company shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement (and all other agreements and documents delivered in connection herewith) to be performed, satisfied or complied with by the Company at or prior to each Closing Date. The Purchasers shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of each Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by the Purchasers.

         e. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         f. The Purchasers shall have received the opinions of the Company's counsel, dated as of each Closing Date, in form, scope and substance satisfactory to the Purchasers.

         g. The Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as EXHIBIT F.

         h. The Company shall have received all consents, approvals, authorizations and orders necessary to enter into this Agreement, including, without limitation, the consent of all applicable Israeli agencies and authorities, and consummate the transactions contemplated hereby.

         i. The Company shall have delivered the Lock-Up Letter referred to in Section 4(n) hereof.

         j. The Company shall have filed with the SEC the Registration Statement registering (i) the Conversion Shares and (ii) the Warrant Shares (the "Registration Statement").

         k. The Certificate of Designation shall have been approved and adopted and be in full force and effect and shall not have been amended.

         l. The Company or any subsidiary of the Company shall not have made an assignment for the benefit of creditors, or applied for or consented to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall not otherwise have been appointed.

         m. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under bankruptcy law or any law for relief of debtors shall not have been instituted by or against the company or any subsidiary of the Company.

         n. The Company shall have received a written waiver of any and all rights from any person who has rights to include for registration shares of capital stock on the Registration Statement.

     (ii)     With respect to the Second Closing:

         a. The Registration Statement shall have been declared effective by the SEC within 75 days of the filing of such Registration Statement and no stop order shall have been issued in respect thereof.

8.  GOVERNING LAW; MISCELLANEOUS.

    a. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF ILLINOIS. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS AND AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL, AND THE COMPANY AND ANY PURCHASER HEREBY IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER RELATED AGREEMENTS AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED SHALL BE LITIGATED IN SUCH COURTS, OR AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL. EACH OF THE COMPANY AND EACH PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OR FORUM NON-CONVENIENCE, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY HEREBY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM IN CHICAGO, ILLINOIS AND SUCH OTHER PERSONS AS MAY HEREINAFTER BE SELECTED BY THE COMPANY, WHICH PERSONS SHALL IRREVOCABLY AGREE IN WRITING TO SO SERVE AS AGENT TO RECEIVE ON THE COMPANY'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MADE BY PERSONAL SERVICE, MAIL OR REPUTABLE COURIER TO THE COMPANY AS PROVIDED HEREIN. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THEN THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL OR REPUTABLE COURIER SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS ON THE COMPANY IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

    THE COMPANY AND EACH PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER RELATED AGREEMENTS AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE

PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH PURCHASER HEREBY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER RELATED DOCUMENTS OR AGREEMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    b. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

    c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

    d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

    e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

    f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

              If to the Company:

              Accent Software International Ltd.
              100 S. Fifth Street
              Suite 2500
              Minneapolis, Minnesota 55402
              Telecopy:  (612) 337-1931
              Attn: Chief Financial Officer

              with a copies to:

              Accent Software International Ltd.
              28 Pierre Koenig Street
              Jerusalem 91530 Israel
              Telecopy:  (972) 26798177
              Attn:  Bob Trachtenberg

                   and

              Rothgerber, Appel, Powers & Johnson LLP
              1200 17th Street
              Suite 3000
              Denver, Colorado 80202-5839
              Telecopy:  (303) 623-9222
              Attn:  Herbert H. Davis, III

    If to the Purchasers, to such address or addresses set forth on the Schedule of Purchasers attached hereto.

    Each party shall provide notice to the other parties of any change in address.

    g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchasers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchasers may assign their rights hereunder to any of their respective "AFFILIATES," as that term is defined under the Exchange Act, without the consent of the Company. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms thereof and this Agreement or to assign a Purchaser's rights hereunder to any such transferee.

    h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchasers may have under applicable federal or state securities laws.

    j. PUBLICITY. The Company and the Purchasers shall have the right to approve before issuance any press releases, SEC, NASDAQ or NASD filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC, NASDAQ or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof). The Company agrees that it shall publicly announce, on the date hereof, the execution and delivery and material terms of this Agreement and the transactions contemplated hereby.

    k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    l. TERMINATION. In the event that the First Closing Date shall not have occurred on or before November 7, 1997 and if the Second Closing Date shall not have occurred on or before 60 days after the initial filing of the Registration Statement, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to the termination hereof.

    m. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

    n. INDEMNIFICATION. In consideration of each Purchaser's execution and delivery of this Agreement and acquiring the Debentures, the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of Debentures, the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith

(irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Debentures, Certificate of Designations, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Debentures, the Certificate of Designations, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, the Preferred Shares or the status of such Purchaser or holder of the Debentures, the Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction to each of the Indemnified Liabilities which is permissible under applicable law.

    o. PLACEMENT AGENT. The Company acknowledges that it has engaged a placement agent in connection with the sale of the Debentures and the Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commission relating to or arising out of the transaction contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

ACCENT SOFTWARE INTERNATIONAL LTD.


    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

CC INVESTMENTS, LDC

By: CSS Corporation Ltd., Corporate Secretary


    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------


RESIDENCE: Cayman Islands

ADDRESS:   CC Investments, LDC
           c/o Citco Fund Services (Cayman Islands) Ltd.
           Corporate Center, West Bay Road
           P.O. Box 31106
           SMB Grand Cayman, Cayman Islands



AGGREGATE SUBSCRIPTION AMOUNT

    Purchase Price:                                                   $2,250,000
                                                                      ----------

    IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

ACCENT SOFTWARE INTERNATIONAL LTD.


    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

NELSON PARTNERS


By:
   --------------------------------
       Name:
       Title:

RESIDENCE: Cayman Islands

ADDRESS:   c/o Leeds Management Services, Ltd.
           129 Front Street
           Hamilton HM12 Bermuda
           Attention:  Anne Dupuy



AGGREGATE SUBSCRIPTION AMOUNT:

    Purchase Price:                                                     $900,000
                                                                        --------

    IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

ACCENT SOFTWARE INTERNATIONAL LTD.


    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

OLYMPUS SECURITIES, LTD.


By:
    -------------------------------
      Name:
      Title:

RESIDENCE: Cayman Islands

ADDRESS:   c/o Leeds Management Services, Ltd.
           129 Front Street
           Hamilton HM12 Bermuda
           Attention:  Anne Dupuy


AGGREGATE SUBSCRIPTION AMOUNT:

    Purchase Price:                                                   $1,100,000
                                                                      ----------

    IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

ACCENT SOFTWARE INTERNATIONAL LTD.


    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

MARSHALL COMPANIES


    By:
       ----------------------------
    Name:  John Fischer
    Title:


RESIDENCE:

ADDRESS:      903 North Third Street
              Minneapolis, MN 55401


AGGREGATE SUBSCRIPTION AMOUNT

    Purchase Price:                                                     $500,000
                                                                        --------

    IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

ACCENT SOFTWARE INTERNATIONAL LTD.


    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

PROFINSA INVESTMENTS INC.


    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------


RESIDENCE:    Panama

ADDRESS:      c/o Krieger & Prager, Esquires
              319 Fifth Avenue
              New York, NY 10016



AGGREGATE SUBSCRIPTION AMOUNT

    Purchase Price:                                                   $1,000,000
                                                                      ----------

                            SCHEDULE OF PURCHASERS

                                                                                           AGGREGATE        AGGREGATE
                              PURCHASER ADDRESS            PURCHASER'S LEGAL COUNSEL      INVESTMENT       INVESTMENT
    PURCHASER NAME           AND FACSIMILE NUMBER            AND COUNSEL'S ADDRESS       FIRST CLOSING   SECOND CLOSING
-------------------------------------------------------------------------------------------------------------------------
 Nelson Partners        c/o Leeds Management Services      Citadel Limited Partnership      $600,000         $300,000
                        129 Front Street, 5th Floor        225 West Washington Street                          (300
                        Hamilton HM 12 Bermuda             9th Floor                                         Preferred
                        Attn: Anne Dupuy                   Chicago, Illinois 60606                            Shares)
                        Phone: (441) 295-8617 Ext. 226     Attn: Ken Simpler
                        Facsimile: (441) 292-2239          Phone: (312) 696-2165
                                                           Facsimile: (312) 368-1348

                                                           Katten Muchin & Zavis
                                                           525 W. Monroe Street
                                                           Chicago, Illinois 60661-3693
                                                           Attn: Steven G. Martin
                                                           Phone: (312) 902-5285
                                                           Facsimile: (312) 902-1061



 Olympus Securities,    c/o Leeds Management Services      Citadel Limited Partnership      $733,333.34    $366,666.66
 Ltd.                   129 Front Street, 5th Floor        225 West Washington Street                       (366.66667
                        Hamilton HM 12 Bermuda             9th Floor                                         Preferred
                        Attn: Anne Dupuy                   Chicago, Illinois 60606                            Shares)
                        Phone: (441) 295-8617 Ext. 226     Attn: Ken Simpler
                        Facsimile: (441) 292-2239          Phone: (312) 696-2165
                                                           Facsimile: (312) 368-1348

                                                           Katten Muchin & Zavis
                                                           525 W. Monroe Street
                                                           Chicago, Illinois 60661-3693
                                                           Attn: Steven G. Martin
                                                           Phone: (312) 902-5285
                                                           Facsimile: (312) 902-1061



 CC Investments, LDC    c/o Citco Fund Services (Cayman    Klehr, Harrison, Harvey,         $1,500,000        $750,000
                          Islands) Ltd.                    Branzburg & Ellers                                   (750
                        Corporate Center, West Bay Road    1401 Walnut Street                                 Preferred
                        P.O. Box 31106                     Philadelphia, PA 19102                              Shares)
                        SMB Grand Cayman,                  Attn: Barry J. Siegel
                        Cayman Islands                     Phone: (215) 569-4293
                                                           Facsimile: (215) 568-6603



 Marshall Companies     903 North Third Street                                              $500,000              0
                        Minneapolis, MN 55401


 Profinsa Investments   c/o Krieger & Prager, Esquires                                      $666,666.66      $333,333.34
                        319 Fifth Avenue                                                                     (333.33334
                        New York, NY 10016                                                                    Preferred
                                                                                                               Shares)

                                                                       EXHIBIT A
                                                                              TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT


THIS 6% CONVERTIBLE DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                           6% CONVERTIBLE DEBENTURE

November 6, 1997                                                        $
                                                                         ------

         FOR VALUE RECEIVED, ACCENT SOFTWARE INTERNATIONAL LTD., an Israeli corporation (hereinafter called the "BORROWER," the "CORPORATION" or the "COMPANY") hereby promises to pay to the order of CC INVESTMENTS LTD or registered assigns (the "HOLDER") the sum of _______________ Dollars ($_______) on November 6, 1999 (the "SCHEDULED MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum from the date hereof (the "ISSUE DATE") until the same becomes due and payable (which interest shall accrue on a daily basis), whether at maturity or upon acceleration or otherwise. Any amount of principal of or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions of Article IV below, shall be payable on the Schedule Maturity Date. All payments of interest (to the extent not converted in accordance with the terms hereof) shall, at the Company's election, be made in (i) a number of shares of the Company's ordinary shares, nominal value, NIS .01 per share ("COMMON STOCK"), equal to the quotient of the amount of such interest payable on such date divided by the Conversion Price (as defined in Article III) or (ii) lawful money of the United States of America; PROVIDED, HOWEVER, unless the Holder shall have received written notice, not later than five (5) business days prior to the first day of any month, of Borrower's election to not have dividend amounts be paid in shares of Common Stock at the time of any conversion in such following month, all payments of interest shall be made in shares of Common Stock at the time of conversion. Notwithstanding the foregoing, Borrower shall be permitted to make such interest payments in shares of Common Stock only at such times as which the resale of such shares is registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement. All payments of principal (to the extent not converted in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.

    This Debenture (the "DEBENTURE") is being issued by the Borrower and delivered to the Holder pursuant to that certain Securities Purchase Agreement, dated as of November 6, 1997, by and among the Borrower and the Holder (the "SECURITIES PURCHASE AGREEMENT").

                                  ARTICLE I

                                  PREPAYMENT

    A.   LIMITED RIGHT TO PREPAY.   Other than pursuant to Article I.B below
and as required pursuant to Article VIII hereof, this Debenture may not be prepaid without the prior written consent of the Holder.

    B.   PREPAYMENT AT BORROWER'S OPTION.

         (i) So long as no Event of Default shall have occurred and the Borrower is not in material violation of any of its obligations under the Securities Purchase Agreement or that certain Registration Rights Agreement, dated as of the date hereof, by and among the Borrower and the Holders (the "Registration Rights Agreement"), the Borrower shall have the right to prepay ("PREPAYMENT AT BORROWER'S ELECTION"), exercisable on or after that date which is three hundred sixty (360) days after the Issue Date, all or any portion of the then outstanding Debentures (other than Debentures which are the subject of a Notice of Conversion delivered prior to the Effective Date of Prepayment (as defined below)) in accordance with the prepayment procedures set forth below. Any optional prepayment pursuant to this Paragraph B shall be made ratably among the holders of Debentures in proportion to the principal amount of Debentures then outstanding. Holders of Debentures may convert all or any part of their Debentures selected for prepayment hereunder into Common Stock in accordance with the terms hereof by delivering a Notice of Conversion (each as defined in Article III below) to the Borrower at any time prior to the Effective Date of Prepayment (as defined below). The "OPTIONAL PREPAYMENT AMOUNT" with respect to each Debenture means the greater of (i) 125% multiplied by the principal amount thereof plus all accrued and unpaid interest and Conversion Default Payments (if any) thereon through the date of prepayment and (ii) the Default Amount (as defined in Paragraph B of Article VIII).

         (ii) The Borrower may not deliver an Optional Prepayment Notice to a Holder unless on or prior to the date of delivery of such Optional Prepayment Notice, the Borrower shall have deposited with its transfer agent in the United States or another escrow agent reasonably satisfactory to the Holder, as a trust fund, cash sufficient in amount to pay all amounts to which the holders of Debentures are entitled upon such prepayment pursuant to subparagraph (i) of this Paragraph B, with irrevocable instructions and authority to such transfer agent or escrow agent to complete the prepayment thereof in accordance with this Paragraph B. Any Optional Prepayment Notice delivered in accordance with the immediately preceding sentence shall be accompanied by a statement executed by a duly authorized officer of its transfer agent or escrow agent, certifying the amount of funds which have been deposited with such transfer agent or escrow agent and that the transfer agent or escrow agent has been instructed and agrees to act as prepayment agent hereunder.

         (iii) The Borrower shall effect each prepayment under this Article I.B by giving at least twenty (20) business days prior written notice (the "OPTIONAL PREPAYMENT NOTICE") of the date which such prepayment is to become effective (the "EFFECTIVE DATE OF PREPAYMENT"), the total principal amount of Debentures to be prepaid and the Optional Prepayment Amount to (i) the holders of Debentures at the address and facsimile number of such holder appearing in the Borrower's register for the Debentures and (ii) the transfer agent for the Common Stock, which Optional Prepayment Notice shall be deemed to have been delivered on the business day after the Borrower's fax (with a copy sent by overnight courier to the holders of Debentures) of such notice to the holders of Debentures.

         (iv) The Optional Prepayment Amount shall be paid to the holder of the Debentures being prepaid within three (3) business days after the Effective Date of Prepayment; PROVIDED, HOWEVER, that the Borrower shall not be obligated to deliver any portion of the Optional Prepayment Amount until
(a) in the event all outstanding Debentures are being prepaid, either the Debentures being prepaid are delivered to the office of the Borrower or the transfer agent, or the holder notifies the Borrower or the transfer agent that such Debentures have been lost, stolen or destroyed and delivers the documentation in accordance with Article X.H hereof or (b) in the event less than all outstanding Debentures are being prepaid, a countersigned Optional Prepayment Notice evidencing the holders acknowledgment that the principal amount of Debentures to be prepaid, as set forth in such Optional Prepayment Notice, are the subject of prepayment. Notwithstanding anything herein to the contrary, in the event that the Debentures being prepaid or a countersigned Optional Prepayment Notice, as the case may be, are not delivered to the Borrower or the transfer agent within three business days after the Effective Date of Prepayment, the prepayment of the Debentures pursuant to this Article I.B shall still be deemed effective, interest on such Debentures shall cease to accrue and all rights of the holders of such Debentures as creditors of the Company shall cease as of the Effective Date of Prepayment (other than the right to receive the Optional Prepayment Amount (without additional interest after the Effective Date) in accordance with the terms hereof) and the Optional Prepayment Amount shall be paid to the holder of Debentures being prepaid or a countersigned Optional Prepayment Notice, as the case may be, within three (3) business days of the date the Debentures being prepaid are actually delivered to the Borrower or the transfer agent.

                                  ARTICLE II

                           [INTENTIONALLY OMITTED]



                                 ARTICLE  III

                             CERTAIN DEFINITIONS

    The following terms shall have the following meanings:

    5. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the aggregate principal amount represented by the then outstanding Debentures ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

    B. "CONVERSION AMOUNT" means the portion of the principal amount of this Debenture being converted plus any accrued and unpaid interest thereon through the Conversion Date being converted and any Conversion Default Payments payable with respect thereto, each as specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION").

    C. "CONVERSION DATE" means, for any Optional Conversion (as defined below), the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion at Maturity shall be the Scheduled Maturity Date (as such terms are defined in Paragraph D of Article IV).

    D. "CONVERSION PRICE" means, subject to Paragraph E of Article VI, as of any date of determination, the lesser of (i) the product obtained by multiplying (x) the average of the Closing Bid Prices for the Common Stock for the five consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such applicable period) (the "Average Price") by (y) .80 (the "Conversion Percentage") and (ii)$2.4475 (the "Fixed Conversion Price"). The Conversion Price shall be subject to adjustment as provided herein.

    E. "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of Illinois or the State of Colorado are authorized or obligated by law, regulation or executive order to close.

                                  ARTICLE IV

                                  CONVERSION

    A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations on conversions contained in Paragraph C of this Article IV, the Holder may, at any time and from time to time, on or after the earlier of (i) November 11, 1997 or (ii) that date upon which a registration statement covering the resale of the shares of Common Stock issuable upon conversion hereof is declared effective by the SEC, convert (an "OPTIONAL CONVERSION") all or any part of the outstanding principal amount of this Debenture, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                                   P+I+CDP
                                   -------
                               CONVERSION PRICE

where:
"P" means the principal amount of this Debenture being converted;
"I" means any accrued and unpaid interest on this Debenture through the Conversion Date being converted; and
"CDP" means any Conversion Default Payments payable with respect to this Debenture being converted.

    B. MECHANICS OF CONVERSION. In order to effect an Optional Conversion, Holder shall fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from Holder, the Corporation shall immediately send, via facsimile, a confirmation to Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock upon a conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.

         (i) SURRENDER OF DEBENTURES. Notwithstanding anything to the contrary set forth herein, upon conversion of the Debentures in accordance with the terms hereof, a Holder shall not be required to physically surrender the Debenture to the Company unless the entire number of shares represented by such Debenture are so converted. The Holder and the Company shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of such Debenture upon each such conversion. Notwithstanding the foregoing, if any portion of the Debenture is converted as aforesaid, the Holder may not transfer such Debenture unless the Holder first surrenders such Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture, registered as the Holder may request, representing in the aggregate the remaining principal amount owed by the Company to the Holder thereunder. The Holder and any assignee, by acceptance of a certificate representing shares of Common Stock pursuant to a conversion, acknowledge and agree that, unless a substitute Debenture is provided by the Company and accepted by the Holder, by reason of the provisions of this paragraph, following such conversion, the principal amount of such Debenture may be less than the number stated thereon.

         (ii) DELIVERY OF COMMON STOCK UPON CONVERSION; ELECTRONIC TRANSMISSION. Subject to the immediately succeeding sentence, upon receipt of a Notice of Conversion, the Corporation shall, no later than the later of the (a) third business day following the Conversion Date and (b) the date of such receipt (the "DELIVERY PERIOD"), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of the portion of this Debenture being converted. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and so long as the certificates therefor do not bear a legend and the holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

         (iii) TAXES. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance, delivery and determination of the shares of Common Stock upon the conversion of this Debenture. The Corporation shall pay to the Holder an amount equal to any and all Israeli taxes which may be imposed upon the Holder with respect to the issuance and delivery of this Debenture, shares of Common Stock upon conversion hereof, payment of interest to the Holder or otherwise in connection herewith.

         (iv) NO FRACTIONAL SHARES. If any conversion of this Debenture would result in the issuance of either a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher whole number of shares.

         (v) CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute only involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

    C. LIMITATIONS ON CONVERSIONS. The conversion of this Debenture shall be subject to the following limitations (each of which limitations shall be applied independently):

         (i) Holder may not convert, prior to December 15, 1997 in excess of fifty percent (50%) of the principal amount thereof, except in accordance with Article I or upon an Event of Default.

         (ii) NO FIVE PERCENT HOLDERS. Notwithstanding anything to the contrary contained herein, the Debenture shall not be convertible by a Holder to the extent (but only to the extent) that, if converted by such Holder, the Holder would beneficially own in excess of 4.9% of the shares of Common Stock. To the extent the foregoing limitation applies, the determination of whether a Debenture shall be convertible

(vis-a-vis other securities owned by such Holder) and of which Debenture shall be converted shall be in the sole discretion of the Holder and the submission of the Debenture for conversion shall be deemed to be the Holder's determination of whether such Debenture is convertible and of which Debenture is convertible, subject to such aggregate percentage limitation. No prior inability to convert Debentures pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For the purposes of this Section, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this Section may be amended and/or implemented in a manner otherwise than in strict conformity with the terms of this Section with the approval of the Board of Directors of the Company and the Majority Holders: (i) with respect to any matter to cure any ambiguity herein, to correct this subsection (or any portion thereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of majority of the then outstanding shares of Common Stock; the provisions of this Section may be waived with the approval of the Majority Holders upon ninety (90) days prior written notice from such Holders to the Company and all other Holders. The limitations contained in this Section shall apply to a successor Holder of Debentures if, and to the extent, elected by such successor Holder concurrently with its acquisition of such Debentures, such election to be promptly confirmed in writing to the Company (provided no transfer or series of transfers to a successor Holder or Holders shall be used by a Holder to evade the limitations contained herein).

         (iii) CAP AMOUNT. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, in no event shall the total number of shares of Common Stock issued upon conversion of this Debenture exceed the maximum number of shares of SmallCap of Common Stock that the Corporation can so issue pursuant to the rules of the Nasdaq SmallCap or National Market ("NASDAQ") (or any successor rule) (the "CAP AMOUNT") which, as of the Issue Date is 2,630,997 shares. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (ii), the Corporation shall comply with Article VII.

    D. REQUIRED CONVERSION AT MATURITY. Subject to the limitations set forth in Section IV.C and provided all shares of Common Stock issuable upon conversion of all outstanding Debentures are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "Securities Act") for resale by all Holders of such Debentures and (iii) eligible to be traded on either the Nasdaq, the NYSE or AMEX, each Debenture outstanding on the Scheduled Maturity Date (and any accrued and unpaid Conversion Default Payments), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formula set forth in Section IV.A (the "REQUIRED CONVERSION AT MATURITY"). If a Required Conversion at Maturity occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Article IV; provided, however, that a Notice of Conversion shall be deemed to be delivered to the Company on the Maturity Date.

                                  ARTICLE V

                    RESERVATION OF SHARES OF COMMON STOCK


    A. RESERVED AMOUNT. On the Issue Date, the Corporation shall have authorized and reserved and shall thereafter keep available for issuance from its authorized but unissued shares of Common Stock not less than 10,052,500 shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture. Such number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall not be decreased, except in the case of reverse stock splits and similar transactions, and shall at all times be sufficient to provide for the conversion of the outstanding principal amount of this Debenture (and accrued interest thereon) at the then current Conversion Price.

    B.   INCREASES TO RESERVED AMOUNT.  If the Reserved Amount for any three
(3) consecutive trading days (the last of such three (3) trading days being the "AUTHORIZATION TRIGGER DATE") shall be less than 175% of the number of shares of Common Stock issuable upon conversion of this Debenture on such trading days, the Corporation shall immediately notify Holder of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of this Debenture. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to prepay for cash, at the Default Amount (as defined in Article VIII.B), a portion of the principal amount of this Debenture (plus accrued interest thereon) such that, after giving effect to such prepayment, the Reserved Amount exceeds 175% of the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture on the date of the Default Notice. If the Corporation fails to pay such Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.

                                  ARTICLE VI

                        FAILURE TO SATISFY CONVERSIONS

    A. CONVERSION DEFAULT PAYMENTS. If, at any time, (x) Holder submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed Holder's Reserved Amount, for which failure the Holder shall have the remedies set forth in Article V) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Common Stock to which Holder is entitled upon such conversion, or
(y) the Corporation provides notice to any Holder at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Debentures (other than because such issuance would exceed such Holder's Reserved Amount) (each of (x) and (y) being a "CONVERSION DEFAULT"), then the Corporation shall pay to Holder, payments for the first four (4) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first four (4) business days of a Conversion Default described in clause (y), an amount equal to $1,000 per day. In the event any Conversion Default continues beyond such four

(4) business day period, the Corporation shall pay to Holder an additional amount equal to 0.5% of the principal amount of this Debenture per day.

    "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the portion of this Debenture submitted for conversion and
(ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable Common Stock in satisfaction of all conversions of Debentures in accordance with their terms.

    The payments to which Holder shall be entitled pursuant to this Paragraph A are referred to herein as "CONVERSION DEFAULT PAYMENTS." Holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event Holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing.
Such payment shall be made in accordance with and be subject to the provisions of Article X.J. In the event Holder elects to convert all or any portion of the Conversion Default Payments, Holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

    B. ADJUSTMENT TO CONVERSION PRICE. If Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of any portion of any of Holder's Debentures for any reason (other than because such issuance would exceed Holder's Reserved Amount, for which failure Holder shall have the remedies set forth in Article V), then the Conversion Price shall thereafter be the lesser of (i) the Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the Holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Conversion Price shall thereafter be subject to further adjustment for any events described in Article IX.

    C. BUY-IN CURE. Unless the Corporation has notified the Holder in writing prior to the delivery by such Holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to Holder upon a conversion of this Debenture and (ii) after the applicable Delivery Period with respect to such conversion, Holder purchases (in an open market transaction or otherwise) shares of Common Stock in satisfaction of a sale by Holder to persons other than affiliates of such Holder of the shares of Common Stock (the "SOLD SHARES") which Holder anticipated receiving upon such conversion (a "BUY-IN"), the Corporation shall pay Holder (in addition to any other remedies available to Holder) the amount by which (x) Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by the Holder from the sale of the Sold Shares. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock sold for $10,000, the Corporation will be required to pay the Holder $1,000. Holder shall provide the Corporation written notification indicating any amounts payable to Holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article X.J.

    D. RIGHT TO REQUIRE PREPAYMENT. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by Holder, for any reason (other than because such issuance would exceed Holder's Reserved Amount, for which failure Holder shall have the remedies set forth in Article V) to issue shares of Common Stock within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of this Debenture, then Holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to have all or any portion of Holder's outstanding Debentures prepaid by the Corporation for cash at the Default Amount. If the Corporation fails to pay such Default Amount within five (5) business days after its receipt of a Prepayment Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.


                                ARTICLE   VII

                    INABILITY TO CONVERT DUE TO CAP AMOUNT

    A. OBLIGATION TO CURE. If at any time the then unissued portion of Holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of this Debenture (a "TRADING MARKET TRIGGER EVENT"), the Corporation shall immediately notify the Holders of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of this Debenture but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to pay for cash, at the Default Amount, a portion of the principal amount of this Debenture (and accrued and unpaid interest thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount exceeds 135% of the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture on the date of such Default Notice. Additionally, if at any time and from time to time the then unissued portion of Holder's Cap Amount is less than the number of shares of Common Stock then issuable upon conversion of this Debenture, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to pay for cash, at the Default Amount, a portion of the principal amount of this Debenture (and accrued and unpaid interest thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount equals the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture on the date of such Default Notice. If the

Corporation fails to pay the Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.

    B. REMEDIES. If the Corporation fails to eliminate the applicable prohibitions within the ninety (90) day cure period referred to in Paragraph A of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of this Debenture because such issuance would exceed Holder's allocated portion of the Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, Holder may elect any or both of the following additional remedies:

         (i) to require, with the consent of the Majority Holders, the Corporation to terminate the listing of its Common Stock on Nasdaq (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board, at the option of the Holder; or

         (ii) to require the Corporation to issue shares of Common Stock in accordance with Holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five
(5) trading day period) preceding the date of Holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii).

                                 ARTICLE VIII

                              EVENTS OF DEFAULT

    A. EVENTS OF DEFAULT. If any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:

         (i) the Corporation fails (i) to pay the principal hereof when due, whether at maturity, upon acceleration or otherwise or (ii) to pay any installment of interest hereon when due and such failure continues for a period of five (5) business days after the due date thereof,

         (ii) the Common Stock (including any of the shares of Common Stock issuable upon conversion of this Debenture) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange or Nasdaq for an aggregate of five (5) trading days in any nine (9) month period,

         (iii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by that date which is seventy five days after the date of the Securities Purchase Agreement or such Registration Statement, after being declared effective, cannot be utilized by Holder for the resale of all of its Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days,

         (iv) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of any Debenture as and when required by the Debentures, the Securities Purchase Agreement or the Registration Rights Agreement,

         (v) the Corporation provides notice to any of the Holders, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any of the Holders upon conversion in accordance with the terms of the Debentures (other than due to the circumstances contemplated by Article V for which the Holders shall have the remedies set forth in such Article),

         (vi)      the Corporation shall:

                   (a) sell, convey or dispose of all or substantially all of its assets; or

                   (b) merge, consolidate or engage in any other business combination with any other entity (other than (i) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or (ii) except as expressly permitted pursuant to Section 4(j) of the Securities Purchase Agreement); or

                   (c) have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

         (vii) the Corporation breaches any material covenant or other material term or condition of this Debenture (other than as specifically provided in subparagraphs (i)-(vi) of this Paragraph A), the Securities Purchase Agreement or the Registration Rights Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Corporation's discovery of such breach;

         (viii) any representation or warranty of the Corporation made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Corporation or the prospects of the Corporation or a material adverse effect on the Corporation or the rights of the Corporation with respect to any of the Debentures or the shares of Common Stock issuable upon conversion of the Debentures;

         (ix) Todd Oseth is no longer the Chief Executive Officer and a Director of the Company;

         (x) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or

         (xi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation;

then, upon the occurrence and during the continuation of any Event of Default specified in subparagraphs (i)-(ix) of this Paragraph A, at the option of the Holder hereof, and upon the occurrence of any Event of Default specified in subparagraph (x) or (xi) of this Paragraph A, the Corporation shall pay to the Holder, in satisfaction of its obligation to pay the outstanding principal amount of this Debenture and accrued and unpaid interest thereon, an amount equal to the Default Amount and such Default Amount, together with all other ancillary amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

    B. DEFINITION OF DEFAULT AMOUNT. The "DEFAULT AMOUNT" with respect to any portion of this Debenture means an amount equal to:

                        M  X      A
                              ---------
                                 C P

where:

    "A" means the principal amount of this Debenture being paid plus all accrued and unpaid interest thereon through the payment date and any Conversion Default Payment payable with respect thereto;

    "CP" means the Conversion Price in effect on the date of the Default
Notice;

    "M" means the highest Closing Bid Price of the Company's Common Stock during the period beginning on the date of the Default Notice and ending on the payment date, as reported on the principal securities exchange or trading market on which the Common Stock is traded; and

    C. FAILURE TO PAY DEFAULT AMOUNT. If the Corporation fails to pay the Default Amount within five (5) business days of its receipt of a notice requiring such payment (a "DEFAULT NOTICE"), then the Holder (i) shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Default Notice until the date of payment hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Default Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Default Notice and ending on the Conversion Date with respect to the conversion of such Default Amount. In the event the Corporation is not able to pay all amounts due and payable with respect to all Debentures subject to Default Notices, the Corporation shall pay the Holders such amounts pro rata, based on the total amounts payable to such Holder relative to the total amounts payable to all Holders.

    D. SUSPENSION OF TRADING. In addition to the remedies provided elsewhere herein, upon the occurrence of an Event of Default pursuant to
Article VIII.A(ii)(a "Suspension Event") the Company shall pay to the Holders, pro rata in proportion to the principal amount of Debentures held thereby, the Suspension Fee (as defined below). The Suspension Fee shall mean a dollar amount equal to the product of (i) the number of shares of Common Stock issuable if the principal amount of all outstanding Debentures plus all accrued and unpaid interest thereon were converted into Common Stock as of the date the Suspension Event occurred, multiplied by (ii) the Average Price, multiplied by (iii) .0625. In addition, for purposes of determining the Conversion Price, on and after the occurrence of a Suspension Event, (i) the Conversion Percentage shall equal the product (x) .80 and (y) the Conversion Percentage in effect immediately preceding the adjustment contained herein and (ii) and the Fixed Conversion Price shall mean the product of the Fixed Conversion Price as calculated pursuant to the definition of Conversion Price, multiplied by .9412.

                                  ARTICLE IX

                     ADJUSTMENTS TO THE CONVERSION PRICE

    The Conversion Price shall be subject to adjustment from time to time as follows:

    A. STOCK SPLITS, STOCK DIVIDENDS, ETC. If at any time on or after the date of issuance of this Debenture, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

    B.   ADJUSTMENT DUE TO MAJOR ANNOUNCEMENT.  In the event the Corporation
(i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged and there is no distribution thereof) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of any class of the Corporation's capital stock (the date of the announcement referred to in clause (i) or (ii) of this Paragraph B is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the consummation of the proposed tender offer, exchange offer or transaction or the Abandonment Date (as defined below), be equal to the lesser of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with Article III.D on the Conversion Date set forth in the Notice of Conversion for the Optional Conversion. From and after the Abandonment Date, the Conversion Price shall be determined as set forth in Article IV. "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this Paragraph B has been made, the date which is seven trading days after the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Paragraph B to become operative.

    C. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each, a "Major Transaction"), then the Holder shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock immediately theretofore issuable, the greater of, as determined by the Holder in its sole discretion, (i) the number of shares of stock, securities and/or other property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such Debentures would have been entitled upon such Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein contained) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such Major Transaction; and (ii) 125% of the principal amount of such Debenture plus any accrued and unpaid interest thereon and any Conversion Default payment payable with respect thereto in cash. No sooner than ten
(10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have bene delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this Article IX.C. If the Major Transaction Consideration does not consist entirely of United States currency, such Holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) days of the Holder's receipt of the Notice of Major Transaction.

    D. ADJUSTMENT DUE TO DISTRIBUTION. If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (I.E. a spin-off)) (a "DISTRIBUTION"), then the Holder shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

    E. ISSUANCE OF OTHER SECURITIES WITH VARIABLE CONVERSION PRICE. If the Corporation shall issue any securities which are convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") at a conversion or exchange rate based on a discount to the market price of the Common Stock at the time of conversion or exercise which is less than the Fixed Conversion Price, then the Fixed Conversion Price in respect of any conversion of any portion of this Debenture after such issuance shall be calculated utilizing the greatest discount applicable to any such Convertible Securities. The foregoing shall not apply in the event the Company issues (i) warrants in exchange for warrants of the Company which are currently outstanding with an exercise price of $11.50 per share and the holders thereof exercise such warrants in full substantially contemporaneous with such exchange and (ii) options to purchase not more than 500,000 shares of Common Stock in exchange for bona fide services.

    F. PURCHASE RIGHTS. If the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of Common Stock, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

    G. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article IX, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of Holder, furnish to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.

                                  ARTICLE X

                                MISCELLANEOUS

    A. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    B. NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier and shall be deemed to have been given upon receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

         If to the Company:

                  Accent Software International Ltd.
                  100 S. Fifth Street
                  Suite 2500
                  Minneapolis, Minnesota 55402
                  Telecopy:  (612) 337-1931
                  Attn: Chief Financial Officer

                  with a copies to:

                  Accent Software International Ltd.
                  28 Pierre Koenig Street
                  Jerusalem 91530 Israel
                  Telecopy:  (972) 26798177
                  Attn:  Bob Trachtenberg

                         and

                  Rothgerber, Appel, Powers & Johnson LLP
                  1200 17th Street
                  Suite 3000
                  Denver, Colorado 80202-5839
                  Telecopy:  (303) 623-9222
                  Attn:  Herbert H. Davis, III



If to the Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as such Holder furnishes by notice given in accordance with this Article X.B or if no such address is given, the address or addresses set forth in the Schedule of Purchasers to the Securities Purchase Agreement.

    C. AMENDMENT PROVISION. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Corporation and the holders of a majority of the Debentures outstanding at such times. The term "DEBENTURE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

    D. ASSIGNABILITY. This Debenture shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. In the event a Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the total principal amount of Debentures then held by such Holders.

    E. COST OF COLLECTION. If default is made in the payment of this Debenture, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

    F. GOVERNING LAW. THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF ILLINOIS. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS AND AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL, AND THE COMPANY AND ANY PURCHASER HEREBY IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS DEBENTURE OR THE OTHER RELATED DEBENTURES AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED SHALL BE LITIGATED IN SUCH COURTS, OR AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL. EACH OF THE COMPANY AND EACH PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OR FORUM NON-CONVENIENCE, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH THIS DEBENTURE. THE COMPANY HEREBY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM IN CHICAGO, ILLINOIS AND SUCH OTHER PERSONS AS MAY HEREINAFTER BE SELECTED BY THE COMPANY, WHICH PERSONS SHALL IRREVOCABLY AGREE IN WRITING TO SO SERVE AS AGENT TO RECEIVE ON THE COMPANY'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MADE BY PERSONAL SERVICE, MAIL OR REPUTABLE COURIER TO THE COMPANY AS PROVIDED HEREIN. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THEN THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL OR REPUTABLE COURIER SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS ON THE COMPANY IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

    THE COMPANY AND EACH PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR THE OTHER RELATED DEBENTURES AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS DEBENTURE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH PURCHASER HEREBY

WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS DEBENTURE OR TO ANY OTHER RELATED DOCUMENTS OR DEBENTURES. IN THE EVENT OF LITIGATION, THIS DEBENTURE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    G. DENOMINATIONS. At the request of the Holder, upon surrender of this Debenture, the Corporation shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $100,000 as the Holder shall request.

    H. LOST OR STOLEN DEBENTURES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of this Debenture and
(ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of this Debenture, the Corporation shall execute and deliver new Debentures, in the form hereof, in such denominations of at least $100,000 as the Holder may request. However, the Corporation shall not be obligated to reissue such lost or stolen Debentures if the Holder contemporaneously requests the Corporation to convert this Debenture.

    I. QUARTERLY STATEMENTS OF AVAILABLE SHARES. For each of the Company's fiscal quarters beginning in the quarter in which the registration statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective and thereafter so long as this Debenture is outstanding, the Corporation shall deliver to Holder a written report notifying the Holder of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. The report shall also specify
(i) the total principal amount of all outstanding Debentures as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Debentures prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of Debentures as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of Debentures before the Corporation would exceed the Reserved Amount. The Corporation shall deliver the report for each quarter to Holder by the 45th day following the quarter to which such report relates. In addition, the Corporation shall provide, within fifteen (15) days after delivery to the Corporation of a written request by Holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph I as of the fiscal quarter immediately preceding the date of such request.

    J. PAYMENT OF CASH; DEFAULTS. Whenever the Corporation is required to make any cash payment to Holder under this Debenture (as a Conversion Default Payment, as a prepayment or otherwise), such cash payment shall be made to the Holder within five (5) business days after delivery by Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (E.G., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

    K. RESTRICTIONS ON SHARES. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably satisfactory to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold pursuant to Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock issuable upon conversion of this Debenture that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
               AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR
               INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED
               IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT
               FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Debenture, the Corporation shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company to the effect that any such legend may be removed from such certificate, or
(B) satisfactory representations from the Holder that Holder is eligible to sell such security pursuant to Rule 144 or (ii) a registration statement under the Securities Act covering such securities is in effect. Nothing in this Debenture shall (i) limit the Corporation's obligation under the Registration Rights Agreement, or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

    L. STATUS AS DEBENTUREHOLDER. Upon submission of a Notice of Conversion by Holder, the principal amount of this Debenture and the interest thereon covered thereby shall be deemed converted into shares of Common Stock and the holder's rights with respect thereto shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to Holder because of a failure by the Corporation to comply with the terms of this Debenture. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock) the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under this Debenture and the Corporation shall, as soon as practicable, return this Debenture to the Holder. In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert this Debenture.

    M. REMEDIES CUMULATIVE. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Debenture. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

    N.   REQUIRED CONVERSION INTO PREFERRED STOCK.

         (i) At any time during the first seventy-five (75) days following the Issuance Date (the "REQUIRED CONVERSION PERIOD") that the Required Conversion Conditions (as defined in subparagraph (iii) below) are satisfied or waived, the Corporation shall have the right to require the conversion of all (but not less than all) of the outstanding principal amount of this Debenture and all accrued and unpaid interest and Conversion Default Payments thereon into that number of shares of a to-be created series of the Company's preferred stock having the designations, preferences and rights set forth in the Certificate of Designations, Preferences and Rights attached to the Securities Purchase Agreement as Exhibit D (the "PREFERRED STOCK") which have a total face amount equal to such principal amount and all accrued and unpaid interest and Conversion Default Payments thereon (a "REQUIRED CONVERSION"). The Corporation may exercise such right by delivery of an irrevocable
Required Conversion Notice (as defined in subparagraph (ii) below) during the Required Conversion Period in accordance with the procedures set forth below. Holder may convert all or any portion of this Debenture into Common Stock by delivering a Notice of Conversion to the Corporation at any time prior to the Effective Date of Required Conversion (as defined in subparagraph (ii) below).

         (ii) The Corporation shall effect a Required Conversion under this Paragraph O by giving prior written notice (the "REQUIRED CONVERSION NOTICE") of the date which such Required Conversion is to become effective (the "EFFECTIVE DATE OF REQUIRED CONVERSION") to Holder, which Required Conversion Notice shall be deemed to have been delivered on the business day after the Corporation's fax (with a copy sent by overnight courier) of such notice to Holder. Upon the surrender of this Debenture, the Corporation shall issue and deliver to Holder the Preferred Shares to which Holder is entitled upon the Required Conversion. Notwithstanding the foregoing, such conversion shall be deemed effective and the Holder shall be the Holder of the Preferred Stock and shall no longer own the Debenture being converted on the Effective Date of Conversion, assuming all Required Conditions are satisfied or waived.

         (iii)  The "REQUIRED CONDITIONS" shall consist of the following:

                (a)  no Event of Default shall have occurred;

                (b) the Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended; and

                (c) the Articles of Association of the Corporation shall have been amended to provide for the creation of the Preferred Shares and evidence satisfactory to the Purchase thereof shall have been provided to the Purchaser.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this _____ day of November, 1997.

                                       ACCENT SOFTWARE INTERNATIONAL LTD.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT 1

                             NOTICE OF CONVERSION

To:  Accent Software International Ltd.
     100 S. Fifth Street
     Suite 2500
     Minneapolis, Minnesota 55402
     Telecopy:  (612) 337-1931
     Attn: Chief Financial Officer


The undersigned hereby irrevocably elects to convert $____________ principal amount of the Debenture (the "CONVERSION"), into ordinary shares ("COMMON STOCK") of Accent Software International, Ltd. (the "CORPORATION") according to the conditions of the Convertible Term Debenture dated November ___, 1997 (the "DEBENTURE"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of the Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

In the event of partial exercise, please reissue an appropriate Debenture(s) for the principal balance which shall not have been converted.

                        Date of Conversion:
                                           -------------------------------------


                        Applicable Conversion Price:
                                                    ----------------------------


                        Amount of Accrued and Unpaid Interest
                        on the Principal Amount to be converted,
                        if any:
                               -------------------------------------------------


                        Amount of Conversion Default Payments
                        to be Converted, if any:
                                                --------------------------------


                        Number of Shares of
                        Common Stock to be Issued:
                                                  ------------------------------

                        Signature:
                                  ----------------------------------------------

                        Name:
                             ---------------------------------------------------

                        Address:
                                ------------------------------------------------

                                                                       EXHIBIT 2
                                                                          TO
                                                                       DEBENTURE

                            OFFICER'S CERTIFICATE


The undersigned, Robert J. Behr, hereby certifies that:

    1. He is the duly elected and acting Chief Financial Officer of Accent Software International Ltd. an Israeli corporation (the "Company").

    2. The representations and warranties made by the Company in Section 3 of the Securities Purchase Agreement, dated as of November __, 1997 (the "Purchase Agreement"), are true and correct as of the date of this Certificate. Other than as described on Exhibit A hereto, the capitalization of the Company described in Section 3(c) of the Purchase Agreement has not changed.

    3.   As of the date hereof, all of the Required Conditions specified in
Article X.O of the 6% Convertible Debentures of the Company due November __, 1999 (the "Debentures") have been satisfied.

    4. Except as disclosed in the SEC Documents (as defined in the Purchase Agreement), there have been no material adverse changes in the business, affairs, prospects, operations, properties, assets or condition of the Company since December 31, 1996, other than the continued utilization of cash resources.

    5. The Company has the requisite corporate power and authority to enter into and perform the Certificate of Designations, Preferences and Rights in respect of the Preferred Stock of the Company (the "Certificate of Designation") and to issue ordinary shares of the Company upon conversion ("Conversion Shares") of the Preferred Stock of the Company (the "Preferred Shares") in accordance with the terms of the Certificate of Designation.

    6. The Preferred Shares and Conversion Shares are duly authorized and, upon issuance in accordance with the terms of the Certificate of Designation and upon conversion of the Preferred Shares, as applicable, the Preferred Shares and Conversion Shares shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of securityholders of the Company.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate on _____________, 1997.


                                  ---------------------------------------
                                  Robert J. Behr, Chief Financial Officer

                                                                       EXHIBIT 3
                                                                          TO
                                                                       DEBENTURE

                             [Date of Conversion]






To: Name of Purchaser

Ladies and Gentlemen:

    We have acted as counsel to Accent Software International Ltd, an Israeli corporation (the "COMPANY"), in connection with the Securities Purchase Agreement, dated as of November __, 1997, between you and the Company (the "AGREEMENT") and the transactions contemplated therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. The Agreement, the Debentures and the Registration Rights Agreement are hereinafter referred to collectively as the "TRANSACTION AGREEMENTS."

    In so acting, we have examined the Transaction Agreements and the Company's Articles of Association (the "Articles") and Memorandum of Incorporation ("Memorandum"), as in effect on the date hereof and the Certificate of Designations, Preferences and Rights (the "CERTIFICATE OF INCORPORATION"), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

    Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

    (1) (i) The Company has the requisite corporate power and authority to issue the Preferred Shares upon conversion of the Debentures in accordance with the terms thereof, and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, (ii) the consummation by the Company of the transactions contemplated by the Certificate of Designation have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its shareholders is required and
(iii) the Certificate of Designation has been duly executed and properly filed by the Company with all appropriate authorities in accordance with the requirements of all applicable law.

    (2) The Preferred Shares have been validly issued and are fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof and, upon issuance in accordance with the terms of the Certificate of Designation and the Conversion Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The rights, preferences and privileges of the Preferred Shares are as set forth in the Certificate of Designation.

A number of shares of Common Stock sufficient to meet the Company's obligations to issue Common Stock upon full conversion of the Preferred Shares have been duly reserved.

    (3) Based upon your representations, warranties and covenants set forth in the Agreement, the Preferred Shares and Conversion Shares, may be issued to you without registration under the 1933 Act.

    (4) Other than necessary approvals that have been obtained, no authorization approval or consent of any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the shareholders of the Company, or, to our knowledge, any third party is required to be obtained by the Company for the issuance and sale of the Preferred Shares or Conversion Shares, as contemplated by the Transaction Agreements and the Certificate of Designation or the consummation of the other transactions contemplated thereby.

    (5) The Company is not in violation of any term of its Articles or Memorandum. Neither the Articles nor the Memorandum of the Company are in violation of any relevant law. The execution, delivery and performance of and compliance with the terms of the Transaction Agreements and the issuance of the Preferred Shares (and the Common Stock issuable upon conversion thereof), do not violate any provision of the Articles or Memorandum, or, to our knowledge, any provision of any applicable Israeli or United States federal or state law, rule or regulation. The execution, delivery and performance of and compliance with the Transaction Agreements and the issuance of the Preferred Shares upon conversion of the Debentures in accordance with the terms thereof, the issuance of the Conversion Shares upon conversion of the Preferred Shares, have not resulted and will not result in any violation of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under (or an event which with the passage of time or the giving of notice or both would constitute a default under), or result in the creation of any lien, security interest or encumbrance on the assets or properties of the Company pursuant to any contract, agreement, instrument, judgment or decree binding upon the Company which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company.

    (6) All approvals necessary for you to acquire the Preferred Shares, and the Conversion Shares under the laws of the State of Israel have been obtained.

    These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by an other person, except that the opinions expressed in paragraphs (2) and (3) above may be relied upon by as Transfer Agent.

    The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

         (a) We have assumed the genuineness of all signatures, the authenticity of all Transaction Agreements submitted to us as originals, the conformity with originals of all Transaction Agreements submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of all Transaction Agreements (except the due authorization, execution and delivery by the Company of the Transaction Agreements).

         (b) We have assumed that each of the parties to the Transaction Agreements other than the Company (the "OTHER PARTIES") has the legal right, capacity and power to enter into, enforce and perform all of its obligations under the Transaction Agreements. Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of the Transaction Agreements by each of the Other Parties, and that the Transaction Agreements are valid and binding upon each of the other Parties and are enforceable against each Other Party in accordance with their terms.

         [OTHER APPROPRIATE ASSUMPTIONS TO BE ADDED]

    In the process of our review of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"), and any of the other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the date of the filing of the Form 10-K, although we have not engaged in any independent investigation, and do not assume any responsibility for the accuracy or completeness of the information contained therein, nothing has come to our attention that would lead us to believe that any of such reports contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, as of its filing date.

    Our examination of law relevant to the matters covered by this opinion is limited to the laws of the___________________________ and the federal United States laws, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

    This opinion in given as of the date hereof and we assume no obligation, to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                  Very truly yours,

                                                                       EXHIBIT B
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT




    VOID AFTER 5:00 P.M. NEW YORK CITY
    TIME ON NOVEMBER 30, 2002


    THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                  Right to Purchase _______
                                  Ordinary Shares, nominal value
                                  NIS .01 per share

Date: November 6, 1997

                      ACCENT SOFTWARE INTERNATIONAL LTD.
                            STOCK PURCHASE WARRANT

    THIS CERTIFIES THAT, for value received, CC Investments, LDC or its registered assigns, is entitled to purchase from ACCENT SOFTWARE INTERNATIONAL LTD., an Israeli corporation (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, ______________________ (_______) fully paid and nonassessable shares of the Company's Ordinary Shares, nominal value NIS .01 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to $2.45. The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other warrants of the Company issued pursuant to that certain Securities Purchase Agreement, dated as of November 6, 1997, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT").

    This Warrant is subject to the following terms, provisions, and conditions:


    (1) MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, clearance of a certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two
(2) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

    If, at any time, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the Exercise Price for each of the Warrant Shares specified in the Exercise Agreement, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such exercise in accordance with the provisions of this
Section 1 (an "EXERCISE DEFAULT"), the Company shall issue to the holder all of the shares of Common Stock which are available to effect such exercise and, within five (5) business days of the attempted exercise of this Warrant, refund to the holder that portion of the holder's payment of the Exercise Price allocable to the number of shares of Common Stock included in the Exercise Agreement which exceeds the amount which is then issuable by the Company (the "EXCESS AMOUNT"). The Excess Amount shall, notwithstanding anything to the contrary contained herein, not be exercisable for Common Stock in accordance with the terms hereof until (and at the holder's option on or at any time after) the date additional shares of Common Stock are authorized by the Company to permit such exercise. The Company shall pay to the holder payments ("EXERCISE DEFAULT PAYMENTS") for an Exercise Default in the amount of (a) (N/365), multiplied by (b) the Market Price (as defined in Section 4(1) below) on the Exercise Default Date (as defined below) less the Exercise Price, multiplied by (c) the Excess Amount on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "EXERCISE DEFAULT DATE"), multiplied by (d) .24, where N = the number of days from the Exercise Default Date to the date (the "AUTHORIZATION DATE") that the Company authorizes a sufficient number of shares of Common Stock to effect exercise of this Warrant in full. The Company shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Exercise Default Payments. The accrued Exercise Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Exercise Price, at the holder's option, as follows:

              (a) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth (5th) day of the month following the month in which it has accrued; and

              (b) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock (in accordance with the terms contained in Article VI of the Debentures) at the Market Price (as in effect at the time of conversion) at any time after the fifth (5th) day of the month following the month in which it has accrued.

         Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of
Section 4(h) of the Securities Purchase Agreement or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

    2.   PERIOD OF EXERCISE.   This Warrant is exercisable at any time or
from time to time on or after the Issue Date and before 5:00 p.m., New York City time on November 30, 2002 (the "EXERCISE PERIOD").

    3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

         (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

         (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (c) LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

    (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

    4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4.

    In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

    (a) ADJUSTMENT OF EXERCISE PRICE. Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever during the Exercise Period the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price (as hereinafter defined) on the date of issuance (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

                           P
                           -
         E' = E  x    O +  M
                    ----------
                       CSDO
         where:

         E'   =    the adjusted Exercise Price;
         E    =    the then current Exercise Price;
         M    =    the then current Market Price (as defined in Section 4(1));
         O    =    the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
         P    =    the aggregate consideration, calculated as set forth in
                   Section 4(b) hereof, received by the Company upon such Dilutive Issuance; and
         CSDO =    the total number of shares of Common Stock Deemed
                   Outstanding (as defined in Section 4(l)) immediately after the Dilutive Issuance.

    (b) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

         (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("BELOW MARKET OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

         (ii)      ISSUANCE OF CONVERTIBLE SECURITIES.

                   (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                   (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the price per share for which is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the date of issuance of such Convertible Security was 75% of the Market Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Market Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price existing at the time of the adjustment required by this sentence.

         (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

         (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

         (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

         (vi) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding as of the date hereof as set forth on Schedule 3(c) of the Securities Purchase Agreement in accordance with the terms of such securities as of such date, including those securities with respect to which vesting or the exercise period therefore has not yet occurred; (ii) upon the issuance of any debentures (the "Debentures") or Warrants issued or issuable in accordance with terms of the Securities Purchase Agreement; (iii) upon conversion of the Debentures or exercise of the Warrants; (iv) upon the issuance or exercise of Warrants which are issued by the Company in exchange for currently outstanding Warrants with an exercise price of $11.50 per share provided the holder of such Warrants exercises its purchase rights thereunder substantially contemporaneous with such exchange; or (v) upon the issuance or exercise of options to purchase not more than 500,000 shares of Common Stock in connection with bona fide services provided to the Company.

    (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

    (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

    (e) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

    (f) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time during the Exercise Period, then the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

    (g) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

    (h) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

    (i) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

    (j)  OTHER NOTICES.  In case at any time:

         (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

         (ii) the Company shall offer for subscription pro rata to the olders of the Common Stock any additional shares of stock of any lass or other rights;

         (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

         (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i),
(ii), (iii) and (iv) above.

    (k) CERTAIN EVENTS. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this
Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

    (l)  CERTAIN DEFINITIONS.

         (i) "COMMON STOCK DEEMED OUTSTANDING" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

         (ii) "MARKET PRICE," as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on the Nasdaq Small Cap Market for the five (5) trading days immediately preceding such date, or (ii) if the Nasdaq Small Cap Market is not the principal trading market for the shares of Common Stock, the average of the last reported bid prices on the principal trading market for the Common Stock for the five (5) trading days immediately preceding such date or, if there is no bid price for such period, the last reported sales price for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the

Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

         (iii) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

    5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

    6. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    7.   TRANSFER, EXCHANGE, REDEMPTION AND REPLACEMENT OF WARRANT.

         (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) and (g) hereof and to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT").

         (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

         (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes and any tax measured by income or asset value) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

         (e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         (f) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

         (g) ADDITIONAL RESTRICTIONS ON EXERCISE OR TRANSFER. Notwithstanding anything contained herein to the contrary, in no event shall the holder hereof exercise Warrants to the extent that (a) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (b) the number of shares of Common Stock issuable upon exercise of the Warrants (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) hereof.

    8. REGISTRATION RIGHTS. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

    9. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                   If to the Company:

                   Accent Software International Ltd.
                   100 S. Fifth Street
                   Suite 2500
                   Minneapolis, Minnesota 55402
                   Telecopy:  (612) 337-1931
                   Attn: Chief Financial Officer

                   with a copies to:

                   Accent Software International Ltd.
                   28 Pierre Koenig Street
                   Jerusalem 91530 Israel
                   Telecopy:  (972) 26798177
                   Attn:  Bob Trachtenberg

                          and

                   Rothgerber, Appel, Powers & Johnson LLP
                   1200 17th Street
                   Suite 3000
                   Denver, Colorado 80202-5839
                   Telecopy:  (303) 623-9222


If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9 or if no such address has been given, to the address or addresses set forth on the Schedule of Purchasers to the Securities Purchase Agreement.

    10. GOVERNING LAW; JURISDICTION. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE ILLINOIS. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS AND AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL, AND THE COMPANY AND ANY PURCHASER HEREBY IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT OR THE OTHER RELATED WARRANTS AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED SHALL BE LITIGATED IN SUCH COURTS, OR AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL. EACH OF THE COMPANY AND EACH PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OR FORUM NON-CONVENIENCE, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH THIS WARRANT. THE COMPANY HEREBY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM IN CHICAGO, ILLINOIS AND SUCH OTHER PERSONS AS MAY HEREINAFTER BE SELECTED BY THE COMPANY, WHICH PERSONS SHALL IRREVOCABLY AGREE IN WRITING TO SO SERVE AS AGENT TO RECEIVE ON THE COMPANY'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MADE BY PERSONAL SERVICE, MAIL OR REPUTABLE COURIER TO THE COMPANY AS PROVIDED HEREIN. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THEN THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL OR REPUTABLE COURIER SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS ON THE COMPANY IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

    THE COMPANY AND EACH PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR THE OTHER RELATED WARRANTS AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS WARRANT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH PURCHASER HEREBY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT OR TO ANY OTHER RELATED DOCUMENTS OR WARRANTS. IN THE EVENT OF LITIGATION, THIS WARRANT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    11.  MISCELLANEOUS.

         (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

         (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         (c) CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised at any time after November 6, 1998 until the end of the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

    (d) BUSINESS DAY. For purposes of this Warrant, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of Illinois or the State of Israel (as delivered to the initial holder prior to the date hereof) are authorized or obligated by law, regulation or executive order to close.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                  ACCENT SOFTWARE
                                   INTERNATIONAL LTD.


                                  By:
                                     ---------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                          FORM OF EXERCISE AGREEMENT

       (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

To: Accent Software International Ltd.
    100 S. Fifth Street
    Suite 2500
    Minneapolis, Minnesota 55402
    Telecopy:  (612) 337-1931
    Attn: Chief Financial Officer

    The undersigned hereby irrevocably exercises the right to purchase _____________ Ordinary Shares of Accent Software International Ltd., an Israeli corporation (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

    i. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock hereby subscribed for if resale of such Common Stock is not registered or if Rule 144(k) is unavailable:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
         THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT.


    ii. The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:


Dated:
      -------------------          -------------------------------------
                                   Signature of Holder

                                   -------------------------------------
                                   Name of Holder (Print)

                                   Address:
                                   -------------------------------------
                                   -------------------------------------
                                   -------------------------------------

                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee              Address                       No of Shares
----------------              -------                       ------------





, and hereby irrevocably constitutes and appoints ______________
________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:                     ,     ,
       --------------------  ----

In the presence of

---------------------------------

                              Name:
                                   -------------------------------------------

                                   Signature:
                                             ---------------------------------
                                   Title of Signing Officer or Agent (if any):

                                            ----------------------------------
                                   Address:
                                            ----------------------------------
                                            ----------------------------------


                                   Note:     The above signature should
                                             correspond exactly with the name on
                                             the face of the within Warrant.

                                                                       EXHIBIT C
                                                                              TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT



REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of November 6, 1997 by and among ACCENT SOFTWARE INTERNATIONAL LTD., a corporation organized under the laws of the State of Israel, with headquarters located at 28 Pierre Koenig Street, P.O. Box 53063, Jerusalem 91530 Israel (the "COMPANY"), and the undersigned (together with affiliates, the "Initial Investors").

     WHEREAS:

     A. In connection with the Securities Purchase Agreement dated as of November 6, 1997 between the Company and the Initial Investor (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) 6% Convertible Debentures ("Debentures") of the Company in the aggregate principal amount of $4,000,000, convertible into shares of the Company's Ordinary Shares, nominal value NIS .01 per share ("Common Stock"),
(ii) 1,750 Preferred Shares and (iii) warrants to purchase 1,150,000 shares of Common Stock (the "Warrants"). The shares of Common Stock, issuable upon conversion of (i) the Debentures or otherwise pursuant to the terms of the Debentures and (ii) the Preferred Shares (as defined in the Securities Purchase Agreement) shall collectively be referred to as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of the Warrants or otherwise pursuant to the terms of the Warrants shall be referred to herein as the "Warrant Shares");

     B. To induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

     1.   DEFINITIONS.

          a. As used in this Agreement, the following terms shall have the following meanings:

              (i) "INVESTORS" means the Initial Investor and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

              (ii) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

              (iii) "REGISTRABLE SECURITIES" means the Conversion Shares issued or issuable with respect to the Debentures and the Preferred Shares (including any Conversion Shares issuable with respect to Conversion Default Payments under the Debentures and the Preferred Shares or in redemption of any Debentures and the Preferred Shares), the Warrant Shares issued or issuable with respect to the Warrants and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing.

              (iv) "REGISTRATION STATEMENT" means a registration statement of the Company under the Securities Act.

          b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

     2.   REGISTRATION.

          a. MANDATORY REGISTRATION. The Company shall prepare, and, as soon as practicable after the date hereof (but not later than that date which is two (2) business days after the date hereof), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Initial Investors (as determined pursuant to Section 11(j) hereof)) covering the resale of at least 11,990,000 Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures and the Preferred Shares and exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Conversion Price of the Debentures and the Preferred Shares or the Exercise Price of the Warrants in accordance with the terms thereof. The Registrable Securities included in the Registration Statement shall be allocated to the Investors as set forth in Section 11(k) hereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Initial Investors and their counsel prior to its filing or other submission.

          b. UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of the Initial Investors, shall have the right to select one legal counsel to represent the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

          c. PAYMENTS BY THE COMPANY. The Company shall cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than November 20, 1997 or, if the SEC determines to review such Registration Statement, that date which is forty-five days after the date on which such Registration Statement is filed with the SEC (the "REGISTRATION DEADLINE"). If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC on or before the Registration Deadline or if, after the Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to Section 3(b) hereof) cannot be made pursuant to the Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement or any other reason outside the control of the Investors) or (ii) the Common Stock is not listed or included for quotation on the Nasdaq National Stock Market ("NASDAQ"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Registration Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Investor an amount equal to the product of (i) the aggregate principal amount of Debentures held by such Investor and the Face Amount of Preferred Shares (including, without limitation, Debentures and Preferred Shares that has been converted into Conversion Shares then held by such Investor) (the "AGGREGATE PRICE") multiplied by (ii) (x) one hundredths (.01), during that period beginning on the Registration Deadline and ending sixty (60) days after the date hereof, or (y) two hundredths (.02), during that period beginning on that date which is sixty-one (61) days after the date hereof, multiplied by
(iii) the sum of: (y) the number of months (prorated for partial months) after the Registration Deadline and prior to the date the Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC and
(z) the number of months (prorated for partial months) that sales of any Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective or the Common Stock is not listed or included for quotation on Nasdaq, the NYSE or AMEX; provided, however that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Investors) required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution. (For example, if the Registration Statement is not effective by the Registration Deadline, the Company would pay $10,000 per month for each $1,000,000 of Aggregate Price during the first sixty days following the Registration Deadline during which the Registration statement is not effective and $20,000 per month for each $1,000,000 of Aggregate Price thereafter until the Registration Statement becomes effective.) Such amounts shall be paid in cash or, at each Investor's option, may be convertible into Common Stock at the "CONVERSION PRICE" (as defined in the Debentures). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days after the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth under Article IV of the Debentures) beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period.

          d. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this
Section 2(d) written notice of such determination and, if within fifteen (15) days after the date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of

Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this
Section 2(d) shall be construed to limit any registration required under
Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

          e. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

     3.   OBLIGATIONS OF THE COMPANY.

     In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

          a. The Company shall prepare promptly and file with the SEC the Registration Statement required by Section 2(a), and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, but in no event later than the Registration Deadline, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Initial Investors) may be immediately sold to the public without registration pursuant to Rule 144(k) under the Securities Act (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

          b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the "REGISTRATION TRIGGER DATE"), insufficient to cover one hundred thirty-five percent (135%) of the Registrable Securities issued or issuable upon conversion (without giving effect to any limitations on conversion contained in Article IV.C of the Debentures or the Certificate of Designation) of the Debentures and the Preferred Shares and upon exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover two hundred percent (200%) of the Registrable Securities issued or issuable (without giving effect to any limitations on conversion contained in Article IV.C of the Debentures or the Certificate of Designation) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date (based on the market price then in effect of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such Registration Statement within sixty (60) days after a Registration Trigger Date, each Investor shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a "REDEMPTION NOTICE"), to require the Company to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Articles VIII.B of the Debentures and the Certificate of Designation), a portion of the Investor's Debentures or Preferred Shares, as the case may be, such that the total number of Registrable Securities included on the Registration Statement for resale by such Investor exceeds 135% of the Registrable Securities issued or issuable upon conversion (without giving effect to any limitations on conversion contained in Article IV.C of the Debentures or the Certificate of Designation) of such Investor's Debentures or Preferred Shares, as the case may be, and exercise of such Investor's Warrants). If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such Investor shall be entitled to the remedies provided in Article VIII.C of the Debentures and the Certificate of Designation.

          c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its organizational documents, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

          e. In the event the Investors who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

          f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

          g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

          h. The Company shall permit a single firm of counsel designated by the Initial Investor to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

          i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

          j. At the request of any Investor, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Investors and in form, scope and substances as is customarily given in an underwritten public offering and (ii) in the case of an underwriting, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

          k. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the

Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

          l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure.
 The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          m. The Company shall use its best efforts to promptly either (i) cause all the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

          n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

          o. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as EXHIBIT 1.

          p. At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

          q. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC.)

          r. The Company shall take all such other actions as any Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          s. From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2.a hereof or any amendment or supplement thereto under
Section 3.b hereof without the consent of the holders of a majority of the Registrable Securities.

     4.   OBLIGATIONS OF THE INVESTORS.

     In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

          b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          c. In the event Investors holding two-thirds of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          e. No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     5.   EXPENSES OF REGISTRATION.

     All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, the fees and disbursements contemplated by Section 3(j) hereof, and the reasonable fees and disbursements of one counsel selected by the Investors pursuant to Section 2(c) hereof shall be borne by the Company. In addition, the Company shall pay all of the Investors' costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of the Investors hereunder.

     6.   INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees, agents and each person who controls any Investor within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

          b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such

Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

          c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investors if they hold Registrable Securities included in such

Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7.   CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8.   REPORTS UNDER THE EXCHANGE ACT.

     With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

          a. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

          b. furnish to each Investor so long as such Investor owns shares of Preferred Stock, Warrants or Registrable Securities, promptly upon request,
(i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     9.   ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the shares of Debentures, the Warrants or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws,
(iv) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

     10.  AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     11.  MISCELLANEOUS.

          a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:

               Accent Software International Ltd.
               100 S. Fifth Street
               Suite 2500
               Minneapolis, Minnesota 55402
               Telecopy:  (612) 337-1931
               Attn: Chief Financial Officer


          with a copy to:

               Accent Software International Ltd.
               28 Pierre Koenig Street
               Jerusalem 91530 Israel
               Telecopy:  (972) 26798177
               Attn:  Bob Trachtenberg

                       and

               Rothgerber, Appel, Powers & Johnson LLP
               1200 17th Street
               Suite 3000
               Denver, Colorado 80202-5839
               Telecopy:  (303) 623-9222
               Attn:  Herbert H. Davis, III

and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF ILLINOIS. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS AND AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL, AND THE COMPANY AND ANY PURCHASER HEREBY IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE OTHER RELATED AGREEMENTS AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED SHALL BE LITIGATED IN SUCH COURTS, OR AT THE OPTION OF ANY PURCHASER, IN ANY COURT LOCATED IN ISRAEL. EACH OF THE COMPANY AND EACH PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OR FORUM NON-CONVENIENCE, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY HEREBY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM IN CHICAGO, ILLINOIS AND SUCH OTHER PERSONS AS MAY HEREINAFTER BE SELECTED BY THE COMPANY, WHICH PERSONS SHALL IRREVOCABLY AGREE IN WRITING TO SO SERVE AS AGENT TO RECEIVE ON THE COMPANY'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MADE BY PERSONAL SERVICE, MAIL OR REPUTABLE COURIER TO THE COMPANY AS PROVIDED HEREIN. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THEN THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL OR REPUTABLE COURIER SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS ON THE COMPANY IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     THE COMPANY AND EACH PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER RELATED AGREEMENTS AND DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER HEREOF AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.
 THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH PURCHASER HEREBY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER RELATED DOCUMENTS OR AGREEMENTS. IN THE

EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          e. This Agreement, the Securities Purchase Agreement, the Debentures and the Warrants (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Debentures and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          j. All consents and other determinations to be made by the Investors or the Initial Investor pursuant to this Agreement shall be made by the Investors or the Initial Investors holding a majority of the Registrable Securities (determined as if all Debentures and Warrants then outstanding had been converted into or exercised for Registrable Securities) held by all Investors or Initial Investors, as the case may be.

          k. The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all shares of Preferred Stock then outstanding or then issuable upon exercise of the Warrants were converted into or exercised for Registrable Securities.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ACCENT SOFTWARE INTERNATIONAL LTD.

By:
   -----------------------------
Name:
   -----------------------------
Its:
   -----------------------------

INITIAL INVESTORS:

CC INVESTMENTS, LDC
By: CSS Corporation Ltd., Corporate Secretary

By:
   -----------------------------
Name:
   -----------------------------
Its:
   -----------------------------

NELSON PARTNERS


By:
   -----------------------------
Name:  Anne Dupuy
Its:
   -----------------------------


OLYMPUS SECURITIES LTD.


By:
   -----------------------------
Name: Anne Dupuy
Its:
   -----------------------------


MARSHALL COMPANIES


By:
   -----------------------------
Name: John Fischer
Title:

                            [SIGNATURES CONTINUED]

PROFINSA INVESTMENTS INC.


By:
   -----------------------------
Name:
Title:

                                                                       EXHIBIT 1
                                                                              TO
                                                                    REGISTRATION
                                                                          RIGHTS
                                                                       AGREEMENT

                                    [Date]


[Name and address
of transfer agent]


                   RE:  ACCENT SOFTWARE INTERNATIONAL LTD.

Ladies and Gentlemen:

     We are counsel to Accent Software International Ltd., a corporation organized under the laws of the State of Israel (the "COMPANY"), and we understand that certain investors (collectively, the "HOLDERS") have purchased from the Company 6% Convertible Debentures ("DEBENTURES") and/or shares of Series B Preferred Stock (the "PREFERRED STOCK") that are convertible into shares of the Company's Ordinary Shares, nominal value NIS
 .01 per share (the "COMMON STOCK"). Pursuant to a Registration Rights Agreement, dated as of November __, 1997, by and among the Company and the signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holders, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on _____ __, 1997, the Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

[Other customary introductory and scope of examination language to be inserted]

     Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                                        Very truly yours,



cc:   [Name of Investor]

                                                                   EXHIBIT D
                                                                   TO SECURITIES
                                                                   PURCHASE
                                                                   AGREEMENT


                         CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS

                                      OF

                    SERIES B CONVERTIBLE PREFERRED SHARES

                                      OF

                      ACCENT SOFTWARE INTERNATIONAL LTD.




     Accent Software International Ltd., a company organized and existing under the laws of the State of Israel (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as provided in
Article 5(e) of the Company's Articles of Association.

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Memorandum of Association and Articles of Association, each as amended and restated through the date hereof, the Board of Directors hereby authorizes the issuance of a series of the Company's previously authorized Preferred Shares, nominal value NIS.01 per share (the "PREFERRED SHARES"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Series B Convertible Preferred Shares:

                          I. DESIGNATION AND AMOUNT

     The designation of this series, which consists of 7,000 shares of Preferred Shares, is the Series B Convertible Preferred Shares (the "SERIES B PREFERRED SHARES") and the face amount shall be One Thousand U.S. Dollars ($1000.00) per share (the "ORIGINAL ISSUE PRICE").

                               II. NO DIVIDENDS

     The Series B Preferred Shares will bear no dividends (other than as set forth in Article X hereof), and the holders of the Series B Preferred Shares shall not be entitled to receive dividends on the Series B Preferred Shares.

                           III. CERTAIN DEFINITIONS

     For purposes of this Certificate of Designation, the following terms shall have the following meanings:

     A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to holders of a majority of the then outstanding Series B Preferred Shares if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to holders of a majority of the then outstanding Series B Preferred Shares, with the costs of such appraisal to be borne by the Company.

     B. "CONVERSION DATE" means, for any Optional Conversion (as defined below), the date specified in the notice of conversion submitted to the Company (the "NOTICE OF CONVERSION"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the shareholder faxes or otherwise delivers the Notice of Conversion to the Company. The Conversion Date for the Automatic Conversion shall be the Automatic Conversion (as such terms are defined in Paragraph D of Article IV).

     C. "CONVERSION PRICE" means, subject to Paragraph E of Article VI, as of any date of determination, the lesser of (i) the product obtained by multiplying (x) the average of the Closing Bid Prices for the Company's Ordinary Shares for the five consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any share splits, share dividends (bonus shares), reclassifications or similar events during such applicable period) (the "AVERAGE PRICE") by (y) .80 (the "CONVERSION PERCENTAGE") and (ii) $2.4475

(the "FIXED CONVERSION PRICE"). The Conversion Price shall be subject to adjustment as provided herein.

     D. "DESIGNATED AMOUNT" means $1,000 per share, as adjusted pursuant to the terms hereof, plus all accrued and unpaid or unconverted Premium (as defined below) and any Conversion Default Payments (as defined below) payable with respect thereto.

     E. "FIRST ISSUANCE DATE" means the date of the first closing under the Securities Purchase Agreement.

     F.   "N" means the number of days from, but excluding, the Issuance Date.

     G. "PREFERRED ISSUANCE DATE" means the date of the initial issuance of shares of Series B Preferred Shares.

     H.   "PREMIUM" means an amount equal to (.06)x(N/365)x(1,000).

     I. "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of Illinois or the State of Colorado or the State of Israel (as delivered to the initial holder of Preferred Shares prior to the First Issuance date) are authorized or obligated by law, regulation or executive order to close.

     J. "SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement by and among the Company and the Purchasers named therein with respect to the issuance of 6% Convertible Debentures of the Company due November 6, 1999.

                                IV. CONVERSION

     A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series B Preferred Shares may, at any time and from time to time on or after the earlier of (i) the date the Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (as defined herein) is declared effective by the U.S. Securities and Exchange Commission (the "SEC") and (ii) November 11, 1997, convert (an "OPTIONAL CONVERSION") each of its shares of Series B Preferred Shares into a number of fully paid and nonassessable Ordinary Shares determined in accordance with the following formula:

                                   1,000 + P + CDP
                                   ----------------
                                   CONVERSION PRICE

where:

"P" means all accrued and unpaid Premium being converted; and

"CDP" means all accrued and unpaid Conversion Default Payments being converted.

     B. MECHANICS OF CONVERSION. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Company or the transfer agent for the Ordinary Shares and (y) surrender or cause to be surrendered the original certificates representing the Series B Preferred Shares being converted (the "PREFERRED SHARES CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company or the transfer agent. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a holder, the Company shall immediately send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Ordinary Shares issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion.
 The Company shall not be obligated to issue Ordinary Shares upon a conversion unless either the Preferred Shares Certificates are delivered to the Company or the transfer agent as provided above, or the holder notifies the Company or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Article XIV.B).

          (i) DELIVERY OF ORDINARY SHARES UPON CONVERSION; ELECTRONIC TRANSMISSION. Upon the surrender of Preferred Shares Certificates from a holder of Series B Preferred Shares accompanied by a Notice of Conversion, the Company shall, no later than the later of (a) the third business day following the Conversion Date and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XIV.B) (the "DELIVERY PERIOD"), issue and deliver to the holder or its nominee (x) that number of Ordinary Shares issuable upon conversion of such Series B Preferred Shares being converted and (y) a certificate representing the number of Series B Preferred Shares not being converted, if any. In lieu of delivering physical certificates for shares of Ordinary Shares issuable upon conversion, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Ordinary Shares issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

          (ii) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Ordinary Shares upon the conversion of the Series B Preferred Shares. The Company shall pay to the holder an amount equal to any and all Israeli taxes which may be imposed upon the Holder with respect to the issuance and delivery of Series B Preferred Shares, Ordinary Shares upon conversion hereof, payment of Premium or otherwise in connection herewith.

          (iii) NO FRACTIONAL SHARES. If any conversion of Series B Preferred Shares would result in the issuance of a fractional Ordinary Shares, such fractional share shall be disregarded and the number of Ordinary Shares issuable upon conversion of the Series B Preferred Shares shall be the next higher whole number of shares.

          (iv) CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of Ordinary Shares as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant, at the Company's sole expense, shall audit the calculations and notify the Company and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of Ordinary Shares in accordance with subparagraph (i) above.

     C. LIMITATIONS ON CONVERSIONS. The conversion of shares of Series B Preferred Shares shall be subject to the following limitations:

          (i) Holder may not convert, prior to December 15, 1997 in excess of fifty percent of the Series B Preferred Shares owned thereby except upon a Redemption Event.

          (ii) NO FIVE PERCENT HOLDERS. Except in the case of an Automatic Conversion under Section 4.D, in no event shall a holder of Series B Preferred Shares be entitled to receive shares of Ordinary Shares upon a conversion to the extent that the sum of (x) the number of shares of Ordinary Shares beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the Series B Preferred Shares or the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of Ordinary Shares issuable upon the conversion of the Series B Preferred Shares with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding Ordinary Shares. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The provisions of this subparagraph (i) may be amended and/or implemented in a manner otherwise than in strict conformity with the terms of this subparagraph (i) with the approval of the Board of Directors of the Company and the holders of a majority of the then outstanding Series B Preferred Shares: (i) with respect to any matter to cure any ambiguity herein, to correct this subparagraph (i) (or any portion thereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of majority of the then Ordinary Shares; the provisions of this subparagraph (i) may be waived with the approval of the holders upon ninety (90) days prior written notice from such holders to the Company and all other holders.

          (iii) CAP AMOUNT. Unless permitted by the applicable rules and regulations of the principal securities market on which the Ordinary Shares is listed or traded, in no event shall the total number of Ordinary Shares issued upon conversion of the Series B Preferred Shares exceed the maximum number of Ordinary Shares that the Company can so issue pursuant to the rules of the Nasdaq SmallCap or National Market ("NASDAQ") (or any successor rule) (the "CAP AMOUNT") which, as of the Issue Date is 2,630,997 shares. In the event the Company is prohibited from issuing Ordinary Shares as a result of the operation of this subparagraph (ii), the Company shall comply with
Article VII.

     D. AUTOMATIC CONVERSION. Subject to the limitations set forth in Paragraph C (i) of this Article IV and provided all Ordinary Shares issuable upon conversion of all outstanding shares of Series B Preferred Shares are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") for resale by the holders of such shares of Series B Preferred Shares and (iii) eligible to be traded on either the Nasdaq, the New York Stock Exchange or the American Stock Exchange, each share of Series B Preferred Shares issued and outstanding on the second anniversary of the Preferred Issuance Date (the "AUTOMATIC CONVERSION DATE"), automatically shall be converted into shares of Ordinary Shares on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "AUTOMATIC CONVERSION"). If the Automatic Conversion occurs, the Company and the holders of Series B Preferred Shares shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; PROVIDED, HOWEVER, that the holders of Series B Preferred Shares are not required to deliver a Notice of Conversion to the Company or its transfer agent. If the Automatic Conversion does not occur, each holder of Series B Preferred Shares shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice to the Company, to require the Company to purchase for cash, at an amount per share equal to the Redemption Amount, the holder's Series B Preferred Shares. If the Company fails to redeem any of such shares within five (5) business days after the day on which the Company receives such Redemption Notice (the "REDEMPTION DATE"), then such holder shall be entitled to the remedies provided in Article VIII.C.

     E. PREMIUM. The Company shall have the right, by providing the holder with written notice not later than five (5) business days prior to the first day of any month, to restrict the ability of the holder to convert any Premium into Ordinary Shares in such month. In the event that at the Automatic Conversion Date any accrued Premium hereunder has not been converted into Ordinary Shares, the Company shall pay to the holder a cash amount equal to any such Premium in accordance with the provisions of Article XIV.E hereof.

                 V. RESERVATION OF SHARES OF ORDINARY SHARES

     A. RESERVED AMOUNT. Upon the initial issuance of Series B Preferred Shares, the Company shall have authorized and reserved and thereafter shall keep available for issuance from its authorized but unissued shares of Ordinary Shares not less than 10,052,500 Ordinary Shares solely for the purpose of issuance upon conversion of the Series B Preferred Shares. Such number of authorized but unissued Ordinary Shares so reserved (the "RESERVED AMOUNT") shall not be decreased, except in the case reverse stock splits or similar transactions, and shall at all times be sufficient to provide for the conversion of the Series B Preferred Shares outstanding at the then current Conversion Price.

     B.   INCREASES TO RESERVED AMOUNT.  If the Reserved Amount for any three
(3) consecutive trading days (the last of such three (3) trading days being the "AUTHORIZATION TRIGGER DATE") shall be less than 175% of the number of Ordinary Shares issuable upon conversion of the outstanding Series B Preferred Shares on such trading days, the Company shall immediately notify the holders of Series B Preferred Shares of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional Ordinary Shares) to increase the Reserved Amount to 200% of the number of shares of Ordinary Shares then issuable upon conversion of the outstanding Series B Preferred Shares. In the event the Company fails to so increase the Reserved Amount within ninety
(90) days after an Authorization Trigger Date, each holder of Series B Preferred Shares shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice to the Company, to require the Company to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series B Preferred Shares such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 175% of the total number of Ordinary Shares issuable to such holder upon conversion of its Series B Preferred Shares. If the Company fails to redeem any of such shares within five (5) business days after such Redemption Date, then such holder shall be entitled to the remedies provided in Article VIII.C.

                      VI. FAILURE TO SATISFY CONVERSIONS

     A. CONVERSION DEFAULT PAYMENTS. If, at any time, (x) a holder of Series B Preferred Shares submits a Notice of Conversion and the Company fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, or for which failures the holders shall have the remedies set forth in Article V) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of freely tradeable Ordinary Shares to which such holder is entitled upon such conversion, or (y) the Company provides notice to any holder of Series B Preferred Shares at any time of its intention not to issue freely tradeable Ordinary Shares upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount) (each of (x) and (y) being a "CONVERSION DEFAULT"), then the Company shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause
(y) above, payments for the first four (4) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first four (4) business days following a Conversion Default described in clause (y), an amount equal to $1,000 per day. In the event any Conversion Default continues beyond such four (4) business day period, the Company shall pay to the holder an additional amount equal to 0.5% of the Original Issue Price.

     "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the full number of shares of Series B Preferred Shares and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company begins to issue freely tradeable Ordinary Shares in satisfaction of all conversions of Series B Preferred Shares in accordance with Article IV.A.

     The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "CONVERSION DEFAULT PAYMENTS." A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Ordinary Shares at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Company in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.E. In the event a holder elects to convert all or any portion of the Conversion Default Payments into Ordinary Shares, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of
Article IV.

     B. ADJUSTMENT TO CONVERSION PRICE. If a holder has not received certificates for all Ordinary Shares prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series B Preferred Shares for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in Article V), then the Conversion Price in respect of any shares of Series B Preferred Shares held by such holder shall thereafter be the lesser of (i) the Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such Ordinary Shares are delivered to the holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

     C. BUY-IN CURE. Unless the Company has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Company is unable to honor conversions, if (i) (a) the Company fails for any reason to deliver during the Delivery Period Ordinary Shares to a holder upon a conversion of shares of Series B Preferred Shares or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(iii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) Ordinary Shares to make delivery in satisfaction of a sale by such holder to persons other than affiliates of such holder of Ordinary

Shares (the "SOLD SHARES") which such holder anticipated receiving upon such conversion (a "BUY-IN"), the Company shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended Ordinary Shares so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to Ordinary Shares it sold for $10,000, the Company will be required to pay the holder $1,000. A holder shall provide the Company written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Company shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.E.

     D. REDEMPTION RIGHT. If the Company fails, and such failure continues uncured for five (5) business days after the Company has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in Articles
V) to issue Ordinary Shares within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of Series B Preferred Shares, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice to the Company, to have all or any portion of such holder's outstanding Series B Preferred Shares purchased by the Company for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Company fails to redeem any of such shares within five (5) business days after such Redemption Date, then such holder shall be entitled to the remedies provided in Article VIII.C.

                 VII. INABILITY TO CONVERT DUE TO CAP AMOUNT

     A. OBLIGATION TO CURE. If at any time the then unissued portion of Holder's Cap Amount is less than 135% of the number of Ordinary Shares then issuable upon conversion of Series B Preferred Shares (a "TRADING MARKET TRIGGER EVENT"), the Company shall immediately notify the Holders of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of Ordinary Shares which would be issuable upon the conversion of Series B Preferred Shares but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue Ordinary Shares in excess of the Cap Amount. In the event the Company fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Company, to require the Company to pay for cash, at the Redemption Amount, a portion of the then unissued portion of the Holder's Cap Amount such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount exceeds 135% of the total number of Ordinary Shares issuable to Holder upon conversion of such Holder's Series B Preferred

Shares on the date of such Default Notice. Additionally, if at any time and from time to time the then unissued portion of Holder's Cap Amount is less than the number of Ordinary Shares then issuable upon conversion of such Holder's Series B Preferred Shares, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Company, to require the Company to pay for cash, at the Redemption Amount, a portion of the then unissued portion of such Holder's Cap Amount (and accrued and unpaid Premium thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount equals the total number of Ordinary Shares issuable to Holder upon conversion of such Holder's Series B Preferred Shares on the date of such Redemption Notice. If the Company fails to pay the Redemption Amount within five (5) business days after its receipt of a Redemption Notice, then Holder shall be entitled to the remedies provided in
Article VIII.C.

     B. REMEDIES. If the Company fails to eliminate the applicable prohibitions within the ninety (90) day cure period referred to in Paragraph A of this Article VII and thereafter the Company is prohibited, at any time, from issuing Ordinary Shares upon conversion of Series B Preferred Shares because such issuance would exceed Holder's allocated portion of the Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, Holder may elect any or both of the following additional remedies:

          (i) to require, with the consent of the Majority Holders, the Company to terminate the listing of its Ordinary Shares on Nasdaq (or any other stock exchange, interdealer quotation system or trading market) and to cause its Ordinary Shares to be eligible for trading on the over-the-counter electronic bulletin board, at the option of the Holder; or

          (ii) to require the Company to issue Ordinary Shares in accordance with Holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices of the Ordinary Shares for the five (5) consecutive trading days (subject to equitable adjustment for any share splits, share dividends (bonus shares), reclassifications or similar events during such five (5) trading day period) preceding the date of Holder's written notice to the Company of its election to receive Ordinary Shares pursuant to this subparagraph (ii).

                    VIII. REDEMPTION DUE TO CERTAIN EVENTS

     A. REDEMPTION BY HOLDER. In the event (each of the events described in clauses (i)-(x) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

          (i) the Ordinary Shares (including any of the Ordinary Shares issuable upon conversion of the Series B Preferred Shares) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange or Nasdaq for an aggregate of five (5) trading days in any nine (9) month period;

          (ii) the Registration Statement required to be filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") entered into in connection with and pursuant to that certain Securities Purchase Agreement by and among the Company and the purchaser named therein with respect to the initial issuance of 6% Convertible Debentures of the Company (the "SECURITIES PURCHASE AGREEMENT"), has not been declared effective by that date which is seventy five days after the date of the Securities Purchase Agreement or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series B Preferred Shares for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days;

          (iii) the Company fails and any such failure continues uncured for five (5) business days after the Company has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate or any Ordinary Shares issued to the holders of Series B Preferred Shares upon conversion of the Series B Preferred Shares as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for five (5) business days after the Company has been notified thereof in writing by the holder;

          (iv) the Company provides notice to any holder of Series B Preferred Shares, including by way of public announcement, at any time, of its intention not to issue Ordinary Shares to any holder of Series B Preferred Shares upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Article V for which the holders shall have the remedies set forth in such Article);

          (v)  the Company, with the approval of its Board of Directors, shall:

               (a) sell, convey or dispose of all or substantially all of its assets;

               (b) merge, consolidate or engage in any other business combination with any other entity (other than (i) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (ii) except as expressly permitted pursuant to Section 4(j) of the Securities Purchase Agreement); or

               (c) have fifty percent (50%) or more of the voting power of its share capital owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

          (vi) the Company breaches any material covenant or other material term or condition of this Certificate of Designation , the Securities Purchase Agreement or the Registration Rights Agreement (other than as specifically provided in subparagraphs (i)-(vi) of this Paragraph A) and such breach continues for a period of ten (10) business days after written notice thereof to the Company's discovery of such breach;

          (vii) any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Company or the prospects of the Company or a material adverse effect on the Company or the rights of the Company with respect to the Series B Preferred Shares or the Ordinary Shares issuable upon conversion thereof, other than such events that result in a Redemption Event pursuant to subparagraph (i), (vi), (viii), (ix) or (x) of this Paragraph A ;

          (viii) Todd Oseth is no longer the Chief Executive Officer and a Director of the Company;

          (ix) the Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or

          (x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

then, upon the occurrence of any such Redemption Event, each holder of Series B Preferred Shares shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Company while such Redemption Event continues, to require, subject to Article VII.D below, the Company to purchase for cash any or all of the then outstanding Series B Preferred Shares held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv), (v), (vii), (viii), (ix) or (x) above shall immediately constitute a Redemption Event and there shall be no cure period.

     B. DEFINITION OF REDEMPTION AMOUNT. The "REDEMPTION AMOUNT" with respect to a share of Series B Preferred Shares means an amount equal to:

                                          V
                                      ---------      X    M
                                         C P

where:

     "V" means the Designated Amount thereof;

     "CP" means the Conversion Price in effect on the Redemption Date; and

     "M" means the highest Closing Bid Price of the Company's Ordinary Shares during the period beginning on the Redemption Date and ending on the date of the payment of the Redemption Amount.

     C. REDEMPTION DEFAULTS. If the Company fails to pay any holder the Redemption Amount with respect to any share of Series B Preferred Shares within five (5) business days after its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of Series B Preferred Shares delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the Redemption Date until the date of payment of the Redemption Amount hereunder, and (ii) shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into Ordinary Shares at the lowest Conversion Price in effect during the period beginning on the Redemption Date and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Company is not able to redeem all of the Series B Preferred Shares subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Company shall redeem Series B Preferred Shares from each holder pro rata, based on the total number of shares of Series B Preferred Shares outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of Series B Preferred Shares outstanding at the time of redemption included all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

     D. COMPANY OPTION NOT TO REDEEM UPON CERTAIN REDEMPTION EVENTS.. Notwithstanding anything to the contrary contained in this Article VIII, if a Redemption Event pursuant to clause (i), (vi), (viii), (ix) or (x) of
Article VIII.A occurs and a holder delivers a Redemption Notice, the Company may, at its option, exercised by providing written notice to such holder within two (2) business days of the receipt by the Company of the Redemption Notice, elect to pay such holder of outstanding Series B Preferred Shares, the Return Adjustment (as defined below), instead of purchasing for cash the Series B Preferred Shares set forth in such Redemption Notice,. The Return Adjustment shall mean a dollar amount equal to the product of (i) the Original Issue Price, multiplied by (ii) 0.5%. The Return Adjustment shall be payable in cash on a weekly basis, provided, however, such holder shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Return Adjustment into Ordinary Shares at the lowest Conversion Price in effect during the period beginning on the Redemption Date and ending on the Conversion Date with
respect to the conversion.   In addition, if the Company makes the election
set forth in this first sentence of this Article VIII.D, for purposes of determining the Conversion Price, on and after such election (i) the Conversion Percentage shall equal the product (x) .50 and (y) the Conversion Percentage in effect immediately preceding the adjustment contained herein and (ii) the holder of Series B Shares will have the right to convert Series B Shares into Ordinary Shares at the lowest

Conversion Price in effect during the period beginning on the date of the Redemption Event and ending on the Conversion Date with respect to the conversion.

     E.   REDEMPTION AT COMPANY'S OPTION.

          (i) So long as no Redemption Event shall have occurred and the Company is not in material violation of any of its obligations under the Securities Purchase Agreement or that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Holder (the "Registration Rights Agreement"), the Company shall have the right to redeem ("REDEMPTION AT COMPANY'S ELECTION"), exercisable on or after that date which is three hundred sixty (360) days after the First Issuance Date, all or any portion of the then outstanding shares of Series B Preferred Shares (other than shares which are the subject of a Notice of Conversion delivered prior to the Effective Date of Redemption (as defined below)) in accordance with the prepayment procedures set forth below. Any optional redemption pursuant to this Paragraph E shall be made ratably among the holders of Series B Preferred Shares in proportion to the number of shares then outstanding. Holders of Series B Preferred Shares may convert all or any part of their shares selected for redemption hereunder into Ordinary Shares in accordance with the terms hereof by delivering a Notice of Conversion to the Company at any time prior to the Effective Date of Redemption (as defined below). The "OPTIONAL REDEMPTION AMOUNT" with respect to each share of Series B Preferred Shares means the greater of (i) 125% multiplied by the Designated Amount through the date of prepayment and (ii) the Redemption Amount (as defined in Paragraph B of Article VIII).

          (ii) The Company may not deliver an Optional Redemption Notice to a holder unless on or prior to the date of delivery of such Optional Redemption Notice, the Company shall have deposited with its transfer agent in the United States or another escrow agent reasonably satisfactory to the holder, as a trust fund, cash sufficient in amount to pay all amounts to which the holders of Series B Preferred Shares are entitled upon such redemption pursuant to subparagraph (i) of this Paragraph E, with irrevocable instructions and authority to such transfer agent or escrow agent to complete the prepayment thereof in accordance with this Paragraph E. Any Optional Redemption Notice delivered in accordance with the immediately preceding sentence shall be accompanied by a statement executed by a duly authorized officer of its transfer agent or escrow agent, certifying the amount of funds which have been deposited with such transfer agent or escrow agent and that the transfer agent or escrow agent has been instructed and agrees to act as prepayment agent hereunder.

          (iii)     The Company shall effect each redemption under this
Article VIII.E by giving at least twenty (20) business days prior written notice (the "OPTIONAL REDEMPTION NOTICE") of the date which such redemption is to become effective (the "EFFECTIVE DATE OF REDEMPTION"), the total Designated Amount to be prepaid and the Optional Redemption Amount to (i) the holders of Series B Preferred Shares at the address and facsimile number of such holder appearing in the Company's register for the Series B Preferred Shares and (ii) the transfer agent for the Ordinary Shares, which Optional Redemption Notice shall be deemed to have been delivered on the business day after the

Company's fax (with a copy sent by overnight courier to the holders of Series B Preferred Shares) of such notice to the holders of Series B Preferred Shares.

          (iv) The Optional Redemption Amount shall be paid to the holder of Series B Preferred Shares being prepaid within three (3) business days after the Effective Date of Redemption; PROVIDED, HOWEVER, that the Company shall not be obligated to deliver any portion of the Optional Redemption Amount until (a) in the event all outstanding shares of Series B Preferred Shares are being redeemed, either the shares being redeemed are delivered to the office of the Company or the transfer agent, or the holder notifies the Company or the transfer agent that such shares have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.B hereof or (b) in the event less than all outstanding shares are being prepaid, a countersigned Optional Redemption Notice evidencing the holders acknowledgment that the shares to be redeemed, as set forth in such Optional Redemption Notice, are the subject of redemption. Notwithstanding anything herein to the contrary, in the event that the shares of Series B Preferred Shares being redeemed or a countersigned Optional Redemption Notice, as the case may be, are not delivered to the Company or the transfer agent within three business days after the Effective Date of Redemption, the redemption of the shares pursuant to this Article VIII.E shall still be deemed effective, Premium on such shares shall cease to accrue and all rights of the holders of such shares shall cease as of the Effective Date of Redemption (other than the right to receive the Optional Redemption Amount (without additional Premium after the Effective Date) in accordance with the terms hereof) and the Optional Redemption Amount shall be paid to the holder of shares of Series B Preferred Shares being redeemed or a countersigned Optional Redemption Notice, as the case may be, within three (3) business days of the date the shares being redeemed are actually delivered to the Company or the transfer agent.

                                   IX. RANK

     All the Series B Preferred Shares shall rank (i) prior to the Company's Ordinary Shares; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the holders of Series B Preferred Shares obtained in accordance with Article XIII hereof, such class or series of share capital specifically, by its terms, ranks senior to or the Series B Preferred Shares), including without limitation, the Company's Series A Convertible Preferred Shares (collectively with the Ordinary Shares, "JUNIOR SECURITIES"); (iii) PARI PASSU with any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, on parity with the Series B Preferred Shares (with the consent of the Holders of Series B Preferred Shares obtained in accordance with Article XIII hereof, as required) (the "PARI PASSU Securities"); and
(iv) junior to any class or series of share capital of the Company hereafter created (with the consent of the holders of Series B Preferred Shares obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series B Preferred Shares (the "SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                          X. LIQUIDATION PREFERENCE

     A. If the Company shall commence a voluntary winding up under the Companies Ordinance [New Version], 1983 (the "Companies Ordinance") or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under applicable bankruptcy law or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of share capital of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series B Preferred Shares shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Shares and holders of PARI PASSU Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series B Preferred Shares and the PARI PASSU Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

     C. The "LIQUIDATION PREFERENCE" with respect to a Series B Preferred Shares means an amount equal to the Designated Amount through the date of final distribution. The Liquidation Preference with respect to any PARI PASSU Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                   XI. ADJUSTMENTS TO THE CONVERSION PRICE

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. SHARE SPLITS, SHARE DIVIDENDS, ETC. If at any time on or after the First Issuance Date, the number of outstanding Ordinary Shares is increased by a share split, share dividend (bonus share), combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Ordinary Shares is decreased by a reverse share split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

     B. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Ordinary Shares (other than a change in nominal or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with any other entity (other than a merger in which the Company is the surviving or continuing entity and its share capital is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any share exchange pursuant to which all of the outstanding Ordinary Shares are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the holders of Series B Preferred Shares shall thereafter have the right to receive upon conversion, in lieu of the Ordinary Shares otherwise issuable, the greater of, as determined by each holder in its sole discretion, (i) the number of shares of stock, securities and/or other property of the Company, or of the entity resulting from such Corporate Change (the "Corporate Change Consideration"), to which a holder of the number of Ordinary Shares delivered upon conversion would have been entitled upon such Corporate Change had the holder exercised its right of conversion (without regard to any limitations on conversion herein contained) on the trading date immediately preceding the public announcement of the transaction resulting in such Corporate Change and had such Ordinary Shares been issued and outstanding and had such holder been the holder of record of such Ordinary Shares at the time of such Corporate Change, and the Company shall make lawful provision therefor as a part of such Corporate Change; and (ii) 125% of the Designated Amount of the shares of Series B Preferred Shares being converted in cash. No sooner than ten
(10) days nor later than five (5) days prior to the consummation of the Corporate Change, but not prior to the public announcement of such Corporate Change, the Company shall deliver written notice ("Notice of Corporate Change") to each holder, which Notice of Corporate Change shall be deemed to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Corporate Change. Such Notice of Corporate Change shall indicate the amount and type of the Corporate Change Consideration which such holder would receive under clause (i) of this paragraph B. If the Corporate Change Consideration does not consist entirely of United States currency, such holder may elect to receive United States currency in an amount equal to the value of the Corporate Change Consideration in lieu of the Corporate Change Consideration by delivering notice of such election to the Company within five (5) days of the holder's receipt of the Notice of Corporate Change.

     C. ADJUSTMENT DUE TO MAJOR ANNOUNCEMENT. In the event the Company at any time after the First Issuance Date (i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Company is the surviving or continuing entity and its share capital is unchanged) or to sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer, exchange offer or another transaction to purchase 50% or more of the Company's Ordinary Shares (the date of the announcement referred to in clause (i) or (ii) of this Paragraph C is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the seventh trading day following the earlier of the consummation of the proposed transaction or tender offer, exchange offer or another transaction or the Abandonment Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with Section III.C on the Conversion Date set forth in the Notice of Conversion for the Optional Conversion. From and after the Abandonment Date, the Conversion Price shall be determined as set forth in Article IV. "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer, exchange offer or another transaction for which a public announcement as contemplated by this Paragraph C has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this Paragraph C to become operative.

     D. ADJUSTMENT DUE TO DISTRIBUTION. If at any time after the First Issuance Date the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (I.E. a spin-off)) (a "DISTRIBUTION"), then the holders of Series B Preferred Shares shall be entitled, upon any conversion of shares of Series B Preferred Shares after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the Ordinary Shares issuable upon such conversion had such holder been the holder of such Ordinary Shares on the record date for the determination of shareholders entitled to such Distribution.

     E. ISSUANCE OF OTHER SECURITIES WITH VARIABLE CONVERSION PRICE. If the Company shall issue any securities which are convertible into or exchangeable for Ordinary Shares ("CONVERTIBLE SECURITIES") at a conversion or exchange rate based on a discount to the market price of the Ordinary Shares at the time of conversion or exercise which is less than the Fixed Conversion Price, then the Fixed Conversion Price in respect of any conversion of Series B Preferred Shares after such issuance shall be calculated utilizing the higher of the greatest discount applicable to any such Convertible Securities. The foregoing shall not apply in the event the Company issues (i) warrants of the Company in exchange for warrants of the Company which are currently outstanding with an exercise price of $11.50 per share and the holders thereof exercise such warrants in full substantially contemporaneous with such exchange and (ii) options to purchase not more than 500,000 shares of Ordinary Shares in exchange for bona fide services.

     F. PURCHASE RIGHTS. If at any time after the First Issuance Date, the Company issues any Convertible Securities or rights to purchase shares, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Ordinary Shares, then the holders of Series B Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Ordinary Shares acquirable upon complete conversion of the Series B Preferred Shares immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights.

     G. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series B Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred Shares, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of Ordinary Shares and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Shares.

                              XII. VOTING RIGHTS

     The holders of the Series B Preferred Shares have no voting power whatsoever, except as otherwise provided by the Companies Ordinance and in this Article XII and in Article XIII below.

     Notwithstanding the above, the Company shall provide each holder of Series B Preferred Shares with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). If the Company takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (or thirty
(30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the Companies Ordinance the vote of the holders of the Series B Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred Shares represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Shares (except as otherwise may be required under the Companies Ordinance) shall constitute the approval of such action by the class. To the extent that under the Business Ordinance holders of the Series B Preferred Shares are entitled to vote on a matter with holders of Ordinary Shares, voting together as one class, each Series B Preferred Shares shall be entitled to a number of votes equal to the number of Ordinary Shares into which it is then convertible (without giving effect to the limitations contained in Article IV.C) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                         XIII. PROTECTION PROVISIONS

     So long as any Series B Preferred Shares are outstanding, the Company shall not, prior to the date on which the Registration Statement is declared effective and, thereafter, without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Law) of the holders of (i) all of the then outstanding shares of Series B Preferred Shares with respect to subsection (a) below or (ii) at least 66.67% of the then outstanding Series B Preferred Shares with respect to subsections (b) through
(h) below:

               (a) alter or change the rights, preferences or privileges of the Series B Preferred Shares;

               (b) alter or change the rights, preferences or privileges of any share capital of the Company so as to affect adversely the Series B Preferred Shares;

               (c) create any new class or series of capital stock having a preference over the Series B Preferred Shares as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined in Article IX hereof, "SENIOR SECURITIES");

               (d) create any new class or series of capital stock ranking PARI PASSU with the Series B Preferred Shares as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined in Article IX hereof, "PARI PASSU Securities") on or prior to that date which is one year after the First Issuance Date;

               (e) increase the authorized number of shares of Series B Preferred Shares;

               (f) issue any shares of Senior Securities or issue any shares of PARI PASSU Securities on or prior to that date which is one year after the First Issuance Date;

               (g) issue any shares of Series B Preferred Shares other than pursuant to the Securities Purchase Agreement; or

               (h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.


                              XIV. MISCELLANEOUS

     A. CANCELLATION OF SERIES B PREFERRED SHARES. If any shares of Series B Preferred Shares are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued Preferred Shares of no designated series, and shall not be issuable by the Company as Series B Preferred Shares.

     B. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Shares Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Shares Certificate(s), the Company shall execute and deliver new Preferred Shares Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Shares Certificate(s) if the holder contemporaneously requests the Company to convert such Series B Preferred Shares.

     C. ALLOCATIONS OF RESERVED AMOUNT. The Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Shares based on the number of Series B Preferred Shares issued to each holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Shares based on the number of Series B Preferred Shares held by each holder at the time of the increase in the Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's Series B Preferred Shares, each transferee shall be allocated a pro rata portion of such transferor's and Reserved Amount. Any portion of the or Reserved Amount which remains allocated to any person or entity which does not hold any Series B Preferred Shares shall be allocated to the remaining holders of shares of Series B Preferred Shares, pro rata based on the number of Series B Preferred Shares then held by such holders.

     D. QUARTERLY STATEMENTS OF AVAILABLE SHARES. For each calendar quarter beginning in the quarter in which the registration statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective and thereafter so long as any Series B Preferred Shares are outstanding, the Company shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence which prohibits the Company from issuing Ordinary Shares upon any such conversion. The report shall also specify (i) the total number of Series B Preferred Shares outstanding as of the end of such quarter, (ii) the total number of

Ordinary Shares issued upon all conversions of Series B Preferred Shares prior to the end of such quarter, (iii) the total number of Ordinary Shares which are reserved for issuance upon conversion of the Series B Preferred Shares as of the end of such quarter, and (iv) the total number of Ordinary Shares which may thereafter be issued by the Company upon conversion of the Series B Preferred Shares before the Company would exceed the Reserved Amount. The Company (or its transfer agent) shall deliver the report for each quarter to each holder by the 45th day following the quarter to which such report relates. In addition, the Company (or its transfer agent) shall provide, within fifteen (15) days after delivery to the Company of a written request by any holder, any of the information enumerated in clauses (i) -
(iv) of this Paragraph D as of the date of such request.

     E. PAYMENT OF CASH; DEFAULTS. Whenever the Company is required to make any cash payment to a holder under this Certificate of Designation (as a Conversion Default Payment, upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (E.G., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five
(5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

     F. STATUS AS SHAREHOLDER. Upon submission of a Notice of Conversion by a holder of Series B Preferred Shares, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into Ordinary Shares and (ii) the holder's rights as a holder of such converted Series B Preferred Shares shall cease and terminate, excepting only the right to receive certificates for such Ordinary Shares and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Company to comply with the terms of this Certificate of Designation. In situations where Article VI.B is applicable, the number of Ordinary Shares referred to in clauses (i) and (ii) of the immediately preceding sentence shall be determined on the date on which such Ordinary Shares are delivered to the holder. Notwithstanding the foregoing, if a holder has not received certificates for all Ordinary Shares prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series B Preferred Shares for any reason, then (unless the holder otherwise elects to retain its status as a holder of Ordinary Shares by so notifying the Company within five (5) business days after the expiration of such ten (10) business day period after expiration of the Delivery Period) the holder shall regain the rights of a holder of Series B Preferred Shares with respect to such unconverted shares of Series B Preferred Shares and the Company shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Company's failure to convert Series B Preferred Shares.

     G. REMEDIES CUMULATIVE. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each holder that there shall be no characterization concerning the Series B Preferred Shares other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holders of Series B Preferred Shares and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the holders of Series B Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     H. RESTRICTIONS ON SHARES. The Ordinary Shares issuable upon conversion of Series B Preferred Shares may not be sold or transferred unless
(i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably satisfactory to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold pursuant to Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for Ordinary Shares issuable upon conversion of Series B Preferred Shares that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
          NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
          AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE
          OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY
          TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

Upon the request of a holder of a certificate representing any Ordinary Shares issuable upon conversion of this Series B Preferred Shares, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Company shall have received either (A) an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company to the effect that any such legend may be removed from such certificate, or
(B) satisfactory representations from the holder that holder is eligible to sell such security pursuant to Rule 144 or (ii) a registration statement under the Securities Act covering such securities is in effect. Nothing in this Certificate of Designation shall (i) limit the Company's obligation under the Registration Rights Agreement, or (ii) affect in any way the holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

     I. HEADINGS. The headings of this Designation are for purposes of convenience only and shall not be taken into account in interpreting the provisions of this Designation.

     J. COMPANIES ORDINANCE. All of the terms and provisions of this Designation, and the performance of the Company hereof, shall be interpreted in accordance with the Companies Ordinance and all other applicable laws.

     K. SEVERABILITY. Should any provision of this Designation be found unenforceable by a competent court of law, then all other provisions shall continue to remain in full force and effect.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company this ____ day of November, 1997.


                                       ACCENT SOFTWARE INTERNATIONAL LTD.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:

                             NOTICE OF CONVERSION

To:  Accent Software International Ltd.
     100 S. Fifth Street
     Suite 2500
     Minneapolis, Minnesota 55402
     Telecopy: (612) 337-1931
     Attn: Chief Financial Officer

The undersigned hereby irrevocably elects to convert ____________ Series B Preferred Shares (the "CONVERSION"), represented by certificate Nos(s). _____________ (the "PREFERRED SHARES CERTIFICATES") into ordinary shares ("ORDINARY SHARES") of Accent Software International Ltd. the ("COMPANY") according to the conditions of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Shares (the "CERTIFICATE OF DESIGNATION"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Shares Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

/  /   The undersigned hereby requests that the Company electronically transmit the Ordinary Shares issuable pursuant to this Notice of Conversion to the account of the undersigned's Prime Broker
       (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System.

                                  Date of Conversion:
                                                      ------------------------

                                  Applicable Conversion Price:
                                                               ---------------

                                  Amount of Accrued and Unpaid Interest
                                  on the Original Issue Price to be converted,
                                  if any:
                                          ------------------------------------

                                  Amount of Conversion Default Payments
                                  to be Converted, if any:
                                                           -------------------

                                  Number of Shares of
                                  Ordinary Shares to be Issued:
                                                                --------------

                                  Signature:
                                             ---------------------------------

                                  Name:
                                        --------------------------------------

                                  Address:
                                           -----------------------------------